PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CARPENTER TECHNOLOGY CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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September 15, 2006

To Our Stockholders:

It is our pleasure to invite you to attend the 2006 Annual Meeting of Stockholders of Carpenter Technology Corporation, to be held at 11:00 a.m. on Monday, October 16, 2006. The meeting will be held at the Millennium Hotel New York Broadway, Millennium Conference Center, 145 West 44th Street, New York, New York.

Business scheduled for the Annual Meeting includes:

•	The election of three directors to three-year terms expiring in 2009;

•	Approval of the Stock-Based Compensation Plan for Non-Employee Directors, as amended;

•	Approval of the Stock-Based Incentive Plan for Officers and Key Employees, as amended;

•	Approval of the Executive Bonus Compensation Plan, as amended; and

•	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent registered public accounting firm to perform its integrated audit for fiscal year 2007.

Information concerning these matters is included in the enclosed Notice of Annual Meeting and Proxy Statement. Also, at the meeting, I will respond to questions concerning Carpenter’s operations.

If you plan to attend the meeting, please bring the admission ticket attached to your proxy card with you. If you are receiving this proxy statement by e-mail and wish to attend the meeting, you should print out the admission ticket attached to the e-mail. If your shares are held in the name of a broker, bank, or other nominee, and you wish to attend the meeting, you should obtain a letter from your broker, bank, or other nominee indicating that you are the beneficial owner of a stated number of shares of Carpenter stock as of the record date, August 18, 2006.

If you do not attend the meeting, you may vote over the Internet, by telephone, or by returning your proxy card. To ensure proper representation of your shares at the meeting, please follow the voting instructions beginning on page 2 of the Proxy Statement. You may also mark your proxy card, then sign, date, and return it at your earliest convenience.

I look forward to seeing you at the meeting.

Sincerely,

/s/ ROBERT J. TORCOLINI
ROBERT J. TORCOLINI
Chairman, President and
Chief Executive Officer

i

(continued)

ii

Notice of Annual Meeting of Stockholders

on

October 16, 2006

CARPENTER TECHNOLOGY CORPORATION will hold its 2006 Annual Meeting of Stockholders at the Millennium Hotel New York Broadway, Millennium Conference Center, 145 West 44th Street, New York, New York on Monday, October 16, 2006 at 11:00 a.m. We will vote on the following matters:

1.	The election of three directors;

2.	Approval of the Stock-Based Compensation Plan for Non-Employee Directors, as amended;

3.	Approval of the Stock-Based Incentive Compensation Plan for Officers and Key Employees, as amended;

4.	Approval of Executive Bonus Compensation Plan, as amended;

5.	Approval of the appointment of PricewaterhouseCoopers LLP, as Carpenter’s independent registered public accounting firm to perform its integrated audit for the fiscal year ending June 30, 2007; and

6.	Any other business that is properly presented at the meeting.

Only stockholders who were record owners at the close of business on August 18, 2006, may vote at the meeting. A list of those stockholders will be available at the meeting and also during the ten days before the meeting at the office of the Corporate Secretary, 2 Meridian Boulevard, 3rd Floor, Wyomissing, Pennsylvania.

Regardless of the number of shares that you own, it is important that your shares be represented at the meeting. You are encouraged to take advantage of the easy and cost-effective Internet and telephone voting that Carpenter offers. Please see page 2 of the Proxy Statement for Internet and telephone voting instructions. You may also vote by completing and signing the proxy card and returning it in the enclosed postage pre-paid envelope as soon as possible.

You are cordially invited to attend the meeting. If you plan to attend the meeting, please use the admission ticket attached to your proxy card or included in the e-mail by which you received this Proxy Statement. Upon presentation of proper identification, you may attend the meeting without an admission ticket.

By Order of the Board of Directors,

/s/ DAVID A. CHRISTIANSEN
DAVID A. CHRISTIANSEN
Vice President,
General Counsel and Secretary

iii

September 15, 2006

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Carpenter Technology Corporation on October 16, 2006, and any adjournment thereof. Selected information from Carpenter’s 2006 Annual Report on Form 10-K, including financial statements, is being delivered along with this Notice and Proxy Statement, but is not incorporated as part of the Proxy Statement and is not to be considered part of the proxy solicitation material. These materials are being sent to stockholders on or about September 15, 2006. Carpenter Technology Corporation is referred to in this Proxy Statement as “Carpenter” or “the Company”.

Why Proxies are Being Solicited

Carpenter’s Board of Directors is soliciting proxies so that every stockholder will have an opportunity to vote at the meeting, whether or not the stockholder attends the meeting in person. You are being asked to vote on five proposals:

•	The election of three directors to three-year terms, which will expire in 2009;

•	Approval of the Stock-Based Compensation Plan for Non-Employee Directors, as amended;

•	Approval of the Stock-Based Incentive Compensation Plan for Officers and Key Employees, as amended;

•	Approval of the Executive Bonus Compensation Plan, as amended; and

•	Approval of the appointment of PricewaterhouseCoopers LLP as Carpenter’s independent registered public accounting firm to perform its integrated audit for fiscal year 2007.

Cost of Solicitation

Carpenter will pay the cost of preparing, assembling, and delivering the Notice of Annual Meeting, Proxy Statement and proxy card. Directors, officers, and regular employees of Carpenter may solicit proxies in person or by telephone without additional compensation. Carpenter will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of Carpenter stock. Carpenter has hired D. F. King to provide proxy solicitation services. Carpenter will pay D. F. King approximately $20,000 for these services plus costs and certain transaction related fees.

Who Can Vote

Stockholders who were record owners of Carpenter stock at the close of business on August 18, 2006, may vote at the meeting. On August 18, 2006, there were 25,520,721 shares of Carpenter common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote. There were also 289.75 shares of Carpenter’s series A convertible preferred stock held by the trustee of the Carpenter Employee Stock Ownership Plan (“ESOP”). Under the ESOP, each share of preferred stock is convertible into at least 2,000 shares of common stock, with the equivalent of 1.3 votes for each share of common stock, subject to anti-dilution adjustments and to limitations under applicable securities laws and stock exchange regulations. The preferred stock and the common stock vote together as a single class on all matters submitted to holders of common stock.

Each participant in the ESOP may direct State Street Bank and Trust Company (“State Street”), as the trustee of the ESOP, how to vote the shares credited to the participant’s account. State Street will vote the shares as directed and will treat any such directions it receives as confidential. State Street will vote any ESOP shares for which no proper direction is received and any ESOP shares that have not yet been allocated to participating employees’ accounts, in the same proportion and manner as the directed shares, unless to do so would be contrary to ERISA. Directions must be received by State Street no later than Wednesday, October 11, 2006.

Each participant in the Savings Plan of Carpenter Technology Corporation (“Savings Plan”) may direct The Vanguard Group, Inc. (“Vanguard”), as trustee of the Savings Plan, how to vote the shares credited to the participant’s account. Vanguard will vote the shares as directed and will treat any such directions it receives as confidential. Vanguard will vote any blank proxies or any shares for which no direction is received in the same proportion or manner as the directed shares. Directions must be received by Vanguard no later than Wednesday, October 11, 2006.

How to Vote

You may vote in one of four ways:

Vote Over the Internet

•	If your shares are held in the name of a broker, bank or other nominee: Vote your Carpenter shares over the Internet by accessing the website given on the proxy card you received from such broker, bank, or other nominee. You will need the control number that appears on your proxy card when you access the web page.

•	If your shares are registered in your name: Vote your Carpenter shares over the Internet by accessing the website at www.proxyvote.com and following the on-screen instructions. You will need the control number that appears on your proxy card when you access the web page.

Vote by Telephone (Touch-Tone Phone Only)

•	If your shares are held in the name of a broker, bank, or other nominee: Vote your Carpenter shares over the telephone by following the telephone voting instructions, if any, provided on the proxy card you received from such broker, bank or other nominee.

•	If your shares are registered in your name: Vote your Carpenter shares over the telephone by accessing the telephone voting system toll-free at 1-800-690-6903 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card when you call.

Based on your Internet and telephone voting, the proxy holders will vote your shares according to your directions.

Vote by Returning Your Proxy Card

You may vote by signing and returning your proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors. If you wish to give a proxy to someone other than those designated on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. The person representing you should then present your signed proxy card at the meeting.

Vote by Ballot at the Meeting

You may also attend the meeting and vote by a ballot that you will receive at the meeting. Your admission ticket to the meeting is attached to your proxy card or in the e-mail by which you received this Proxy Statement.

If You Change Your Mind After Voting

You can revoke your proxy at any time before it is voted. Proxies are voted at the Annual Meeting. You can write to the Corporate Secretary, P.O. Box 14662, Reading, PA 19612-4662, stating that you wish to revoke your proxy and that you need another proxy card. More simply, you can vote again, either over the Internet or by telephone. Your last vote is the vote that will be counted. If you attend the meeting, you may vote by ballot, which will cancel your previous proxy vote.

Required Vote

Holders of a majority of the outstanding shares entitled to vote must attend or be represented by proxy at the Annual Meeting to constitute a quorum so that business may be conducted. Carpenter’s By-Laws and Delaware law govern the vote needed to approve the proposals. Directors are elected by a plurality of the total votes cast. The affirmative vote of a majority of the votes cast is required to approve the amendment to the Stock-Based Incentive Compensation Plan for Officers and Key Employees, the Stock-Based Compensation Plan for Non-Employee Directors and the Executive Bonus Compensation Plan (together, the “Plans”) and approve the appointment of the independent registered public accounting firm.

Abstentions as to any matter, and votes withheld for directors, are counted in determining the presence of a quorum, but are not included in the vote count for that matter, and will have no impact on the outcome of the approval of those matters. In the absence of instruction from the customers who are the beneficial owners, brokers who hold shares in street name for customers have discretionary authority to vote on certain routine matters, such as the election of directors and approval of the independent registered public accounting firm. A “broker non-vote” occurs when brokers do not have such discretionary voting authority under the rules of the New York Stock Exchange (the “NYSE”), such as with respect to the approval of the amendments to the Plans. If shares are treated as a broker non-vote, such shares will be included in the number of shares represented for purposes of determining whether a quorum is present. However, a broker non-vote will have no effect on the outcome of any matter since a broker non-vote is not counted as present and entitled to be voted with respect to such matters as to which the broker’s customer has not expressly voted.

Stockholder Nominations to the Board of Directors

As described in its written charter, the Corporate Governance Committee is a standing committee of the Board of Directors which is, among other things, responsible for identifying qualified individuals to become members of the Board of Directors and recommending that the Board of Directors elect or nominate such qualified individuals for election at annual meetings of stockholders. The nominees for election to the Board of Directors listed in this Proxy Statement were recommended and nominated by the Corporate Governance Committee. All members of the Corporate Governance Committee have been determined by the Board of Directors to be independent under the listing requirements of the NYSE.

The Corporate Governance Guidelines of Carpenter provide that board candidates are considered based upon various criteria, such as their broad general training and experience in business, science, engineering, finance or administration, and their personal integrity and judgment. In Carpenter’s view, the foremost responsibility of a Carpenter director is to represent the interests of stockholders as a whole. To accomplish this, Carpenter believes that directors must have time available to devote to Board activities. Accordingly, Carpenter seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to Carpenter. Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. Carpenter believes that there should be a majority of independent directors on the Board, and it is Carpenter’s policy to avoid the nomination of outside professionals, including, but not limited to, lawyers, investment bankers, or accountants, whose firms provide services to Carpenter. During the fiscal year ended 2006, Carpenter did not pay fees to any third parties to assist the Corporate Governance Committee in the process of identifying or evaluating candidates. In August 2006, the Corporate Governance Committee engaged Spencer Stuart for a fee of $100,000 per Director to identify one or more potential candidates for Board membership.

The Corporate Governance Committee will consider sound and meritorious nomination suggestions from stockholders and review such nominations pursuant to the same criteria applied to director-nominees nominated by the Corporate Governance Committee. Under Carpenter’s By-Laws, all letters of recommendation for nomination at the 2007 Annual Meeting of Stockholders must be received by the Corporate Secretary at Carpenter’s headquarters, P.O. Box 14662, Reading, PA 19612-4662, between July 18, 2007 and August 17, 2007. Your notice to the Corporate Secretary should contain your name, address, and number of shares of Carpenter stock you own, in addition to the following information:

•	For each person you propose to nominate for election or re-election as a director specify:

(i)	name, age, business address, and residence address;

(ii)	principal occupation or employment;

(iii)	number of shares of Carpenter stock beneficially owned by the person; and

(iv)	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the proxy rules.

•	A signed statement from the person recommended for nomination indicating that he or she consents to be considered as a nominee.

Carpenter may require any proposed nominee to furnish other information reasonably necessary to determine the person’s eligibility to serve as a director of Carpenter. Only individuals nominated in accordance with Carpenter’s By-Laws and applicable Delaware law are eligible for election as a director.

2007 Stockholder Proposals

If you wish to include a proposal in the Proxy Statement for the 2007 Annual Meeting of Stockholders, your written proposal must be received by Carpenter no later than May 17, 2007. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), the laws of the State of Delaware, and Carpenter’s By-Laws. Stockholder proposals may be mailed to the Corporate Secretary, Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662.

Under Carpenter’s By-Laws, stockholder proposals that are not included in the proxy materials may be presented at the 2007 Annual Meeting of Stockholders only if they meet the above requirements and the Corporate Secretary is notified in writing of the proposals between July 18, 2007 and August 17, 2007. For each matter that you wish to bring before the meeting, provide the following information:

(i)	a brief description of the business and the reason for bringing it to the meeting;

(ii)	your name and record address;

(iii)	the number of shares of Carpenter stock which you own; and

(iv)	any material interest (such as financial or personal interest) that you have in the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Listed below are the only individuals and entities known by Carpenter to own more than 5% of the outstanding common stock of the company as of August 18, 2006 (assuming that their holdings have not changed from such other date as may be shown below):

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent (1) of Class
FMR Corp. (Fidelity Investments)	3,788,150	(2)	14.5%
82 Devonshire Street
Boston, MA 02109

Friess Associates, LLC	1,375,000	(3)	5.3%
115 E. Snow King Avenue
Jackson, WY 83001

(1)	The percentages are calculated on the basis of the common stock outstanding plus the common stock that would be outstanding if the shares of convertible preferred stock in the ESOP were converted, using the conversion ratio of one preferred share equal to 2,000 shares of common stock.

(2)	This information was supplied to Carpenter as of August, 2006 by FMR Corp (“FMR”). FMR is an investment advisor registered under the Federal Investment Advisors Act. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, FMR possesses sole voting power and investment power over all of these shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. FMR disclaims beneficial ownership of these shares.

(3)	This information was supplied to Carpenter as of June, 2006 by Friess Associates, LLC (“Friess”). Friess is an investment advisor registered under the Federal Investment Advisors Act. It furnishes investment advice to investment companies and serves as investment manager to certain other investment vehicles, including commingled group trusts. In its role as investment advisor and investment manager, Friess possesses sole voting power and investment power over all of these shares of Carpenter stock. The investment companies and investment vehicles own all these shares of Carpenter stock. Friess disclaims beneficial ownership of these shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the ownership of Carpenter common stock as of August 18, 2006, by each director, Carpenter’s Chief Executive Officer and the other four most highly compensated executive officers during fiscal year 2006 (the “Named Executive Officers”) and the directors and executive officers as a group. Except as noted below, the directors and executive officers have sole voting and investment power over these shares of common stock.

Director and Executive Officer Stock Ownership

Name	Number of Shares Beneficially Owned(1)		Director Stock Units(2)	Shares and Units Beneficially Owned(1)		Percentage of Outstanding Shares(3)(4)
Anderson, Jr., C. G.	7,000		4,375	11,375		0.0
Fitzpatrick, J. M.	23,576		7,071	30,647		0.1
Hewson, M. A.	11,047		6,932	17,980		0.0
Inglis, I. M.	6,200		2,539	8,739		0.0
Pratt, G. A.	0		4,786	4,786		0.0
Stephans, P. N.	98,400	(5)	2,539	100,939	(5)	0.4
Torcolini, R. J.	125,268	(5)(6)	n/a	125,268	(5)(6)	0.5
Turner, K. C.	11,493		7,263	18,756		0.0
Wadsworth, J	0		466	466		0.0
Ward, Jr., S. M.	17,000		7,098	24,098		0.1
Christiansen, D. A.	27,984	(6)	n/a	27,984	(6)	0.1
Geremski, T. E.	40,021	(6)(7)	n/a	40,021	(6)	0.2
Oates, D. M.	53,462	(6)	n/a	53,462	(6)	0.2
Shor, M. L.	48,884	(6)	n/a	48,884	(6)	0.2
All directors and executive officers as a group (14 in all)	470,335	(5)(6)	43,069	513,404	(5)(6)	1.8

(1)	The amounts include the following shares of common stock that the individuals have the right to acquire by exercising outstanding stock options within 60 days after August 18, 2006:

C. G. Anderson, Jr.	6,000	P. N. Stephans	0	D. A. Christiansen	8,000
J. M. Fitzpatrick	10,000	R. J. Torcolini	50,000	T. E. Geremski	16,667
M. A. Hewson	10,000	K. C. Turner	10,000	D. M. Oates	10,000
I. M. Inglis	6,000	J. Wadsworth	0	M. L. Shor	16,667
G. A. Pratt	0	S. M. Ward, Jr. .	14,000

All directors and executive officers as a group (14 in all)                    157,334

(2)	These stock units convert to an equivalent number of shares of common stock upon the director’s retirement or termination of service as allowed under the plan. The value of the stock units tracks the value of the common stock, but the units have no voting rights.

(3)	Ownership is rounded to the nearest 0.1% and is less than 0.1% except where stated. Stock units are not included in the calculation of percentage of outstanding shares owned.

(4)	The percentages are calculated on the basis of the common stock outstanding plus the common stock that would be outstanding if the individual’s options were exercised, plus the common stock that would be outstanding if the shares of convertible preferred stock in the ESOP were converted, using the conversion ratio of one preferred share equal to 2,000 shares of common stock.

(5)	Voting and investment power is shared with respect to the following shares of common stock:

P. N. Stephans	98,400
R. J. Torcolini	29,150
All directors and executive officers as a group	127,550

(6)	The amounts include the following shares of common stock held in the Savings Plan and the ESOP (as if the preferred stock actually held in the ESOP were converted into common stock using the ratio of one preferred share equal to 2,000 shares of common stock):

D. A. Christiansen	280
T. E. Geremski	110
D. M. Oates	58
M. L. Shor	332
R. J. Torcolini	333
All executive officers as a group	1,113

(7)	Mr. Geremski retired from his employment with Carpenter effective August 1, 2006.

The following table shows securities authorized for issuance under equity compensation plans as of June 30, 2006.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	285,698	$22.40	380,020	(1)
Equity compensation plans not approved by security holders	0	$0	0
Total	285,698	$22.40	380,020	(1)

(1)	Includes 278,178 shares available for issuance under the Stock-Based Incentive Compensation Plan for Officers and Key Employees (which provides for the issuance of stock options, stock appreciation rights, restricted stock, performance shares and performance units) and 101,842 shares available under the Stock-Based Compensation Plan for Non-Employee Directors (which provides for the issuance of stock options, stock appreciation rights, stock units and performance units). Column (c) does not include securities that will become available for future issuance effective as of June 29, 2006 under amendments to Carpenter’s equity compensation plans that are being submitted to the stockholders for approval pursuant to this Proxy Statement. As amended, the plans will permit awards of stock options, restricted stock and restricted stock units.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Carpenter’s Board of Directors consists of ten directors serving in three classes. Each class of directors serves for a period of three years. The term of office of one class of directors expires each year at the Annual Meeting.

Messrs. Anderson, Torcolini and Wadsworth have been nominated for election at the 2006 Annual Meeting of Stockholders. If elected, their terms will expire at the 2009 Annual Meeting. The biographical summaries of the nominees and the remaining seven directors whose terms are continuing appear below. Unless otherwise directed by the stockholders, the shares represented by the proxies will be voted for the three nominees. Each nominee has consented to being nominated as a director and, as far as the Board and Management are aware, will serve as a director if elected.

The Board of Directors recommends that you vote FOR the election of Messrs. Anderson, Torcolini and Wadsworth.

Nominees—Terms to Expire 2009

CARL G. ANDERSON, JR., age 61, is Chairman, President and Chief Executive Officer of Arrow International, Inc., a leading manufacturer of medical devices. Prior to his current position, Mr. Anderson served as Vice-Chairman of the Board of Directors and General Manager of Arrow’s Critical Care Business. From 1997 to 2002, he was President and Chief Executive Officer of ABC School Supply Inc., a manufacturer and marketer of educational products. Prior to joining ABC School Supply in May 1997, Mr. Anderson served as Vice President – General Manager of the Retail Consumer Products Division of James River Corporation from 1994 to 1997 and as Vice President of Marketing from May 1992 to August 1994. He was Vice President and General Manager at Nestle Foods Corporation from 1984 to 1992 and a marketing executive at Procter & Gamble from 1972 to 1984. Mr. Anderson serves as a director of Arrow International, Inc. (which is listed on NASDAQ and is subject to the periodic reporting requirements of the Exchange Act) and as a trustee of Lafayette College. Mr. Anderson has been a director of Carpenter since 2003 and is a member of the Audit/Finance Committee.

ROBERT J. TORCOLINI, age 55, is Chairman, President and Chief Executive Officer and a director of Carpenter Technology Corporation. Prior to his current position, Mr. Torcolini was President and Chief Operating Officer from June 2002 to June 2003, and Senior Vice President-Engineered Products Operations from February 2000 to June 2002. Mr. Torcolini was President of Dynamet, Incorporated, a subsidiary of Carpenter, from March 1997 through January 2000 and Vice President – Manufacturing Operations Steel Division from January 1993 through February 1997. He is a member of the American Iron and Steel Institute and the American Society for Metals International. Mr. Torcolini has been a director of Carpenter since 2002. Mr. Torcolini has publicly announced his intention to retire from his employment with Carpenter at such time as the Board of Directors identifies and approves his successor.

DR. JEFFREY WADSWORTH, age 55, is Director of Oak Ridge National Laboratory and Chief Executive Officer and President of UT-Battelle LLC, which is the operating contractor for the Laboratory. He is also Senior Vice President for U.S. Department of Energy Science Programs at Battelle, a global science and technology enterprise, headquartered in Columbus, Ohio. Previously, he was director of Homeland Security Programs at Battelle and part of the White House Transition Planning Office for the newly formed U.S. Department of Homeland Security. From 1992 to 2002, Dr. Wadsworth was at the Lawrence Livermore National Laboratory in Livermore, California and from 1995 he was deputy director for Science and Technology. Prior to that, he was with Lockheed Missiles and Space Company, Research and Development Division. He was elected to the National Academy of Engineering in 2005, and has been elected Fellow of several technical societies. Dr. Wadsworth holds a bachelor’s degree in metallurgy, Ph.D., D.Met and D.Eng. degrees from Sheffield University, England. Dr. Wadsworth has been a director of Carpenter since January 2006.

Incumbent Directors to Continue in Office

The following are the other directors whose terms continue after the Annual Meeting, as indicated:

Terms to Expire 2007

I. MARTIN INGLIS, age 55, is Executive Vice President and Chief Financial Officer of Battelle, a $3.7 billion Research and Development enterprise headquartered in Columbus, Ohio. Previously, he had retired as Group Vice President, Business Strategy for Ford Motor Company. He joined Ford of Europe in London in 1971 and held various finance and operations positions in international and domestic markets during his career. Mr. Inglis was named head, Global Products and Business Strategy and elected a corporate Vice President in 1996; President, Ford South America in 1999; head, Ford North America in 2000; Chief Financial Officer in 2001; and Group Vice President, Business Strategy in 2002. Mr. Inglis also serves on the Advisory Board of three venture funds (Fletcher Spaght, Reservoir Ventures, and Battelle Ventures) and is the Audit Chairman of Brookhaven Science Associates LLC; Battelle Energy Associates LLC; and UT-B LLC. He holds a bachelor’s degree in business economics from Strathclyde University, Glasgow, Scotland. Mr. Inglis has been a director of Carpenter since 2003 and is a member of the Audit/Finance Committee.

PETER N. STEPHANS, age 63, is Chairman and Chief Executive Officer of Trigon Holding, Inc., parent company for its subsidiary manufacturing forged and machined components for aerospace and medical applications and its subsidiary that designs, develops and markets orthopedic implants. Prior to Trigon Incorporated, Mr. Stephans served as President and Chief Operating Officer of Dynamet Incorporated, a privately-held titanium processor that Carpenter purchased in 1997. He was appointed Vice President and Technical Director in October 1972 and Executive Vice President in October 1982. He began his career at IBM Corporation, ultimately serving as Manufacturing Manager for one of the company’s divisions in New York. Mr. Stephans holds a bachelor’s and master’s degree in electrical engineering from the South Dakota School of Mines and Technology. He also serves on the Boards of Directors/Trustees of Washington and Jefferson College and World Affairs Council of Pittsburgh. Mr. Stephans has been a director of Carpenter since 2003 and is a member of the Corporate Governance and Human Resources Committees.

KATHRYN C. TURNER, age 59, is Chairperson, Chief Executive Officer and President of Standard Technology, Inc. Ms. Turner founded Standard Technology, Inc., a management and technology solutions firm with a focus in the healthcare sector, in 1985. Standard Technology, Inc. is headquartered in Falls Church, VA, with employees in approximately 12 states. Ms. Turner also serves on the Board of Directors of Conoco Phillips, and Schering-Plough Corporation (which are listed on the NYSE and are subject to the periodic reporting requirements of the Exchange Act), the National Capital Area Council of the Boy Scouts of America and Children’s Hospice International and she has served as a director for the Urban League (Northern Virginia Chapter). In 1994, she received a Presidential appointment to serve on the President’s Export Council, after serving a one-year term on the ExIm Bank Advisory Committee. In 1993, she was appointed to the Commission on the Future of Worker-Management Relations, a joint commission of the Departments of Labor and Commerce, established by President Clinton. In 1992, she was the first woman appointed by Secretary Cheney to the Defense Policy Advisory Committee on Trade (DPACT). Ms. Turner is the 1998 Black Engineer Entrepreneur of the Year, a 1994 recipient of the Northern Virginia Urban League’s Shining Star Award, and a 1994 recipient of the National Association of Black Telecommunications Professionals, Inc.’s Granville T. Woods Award. Ms. Turner has been a director of Carpenter since 1994, is a member of the Human Resources Committee, and its Compensation Subcommittee and chairs the Corporate Governance Committee.

STEPHEN M. WARD, JR., age 51, is the retired President and Chief Executive Officer of Lenovo Corporation, the international PC company formed by the acquisition of IBM’s PC business by Lenovo of China. Prior to joining Lenovo, he was senior vice president and general manager of IBM’s Personal Systems Group, responsible for the Personal Computing Division, the Retail Store Solutions Division and the Printing Systems Division. In his 26-year career with IBM, Mr. Ward also served as IBM’s chief information officer and vice president, Business Transformation, directing business process and information technology investments. Mr. Ward was also general manager of IBM’s Global Industrial Sector, responsible for the marketing, sales, and service of IBM e-business solutions. In the mid-1990’s, he served as vice president, Information Technology and was later named general manager, IBM ThinkPad, in the IBM Personal Computer Company. He first joined IBM in Tucson, Arizona as an engineer in the Storage Products Division. He held various management positions in manufacturing, production control and project development for disk drive, tape and optical storage projects and software development, and was also an assistant to the IBM chairman at company headquarters in Armonk, New York. He holds a B.S. degree in mechanical engineering from California Polytechnic State University at San Luis Obispo. Mr. Ward is also a member of the Board of eZopen where he serves on the Audit Committee. Mr. Ward has been a director of Carpenter since 2001, and is a member of the Audit/Finance Committee.

Terms to Expire 2008

J. MICHAEL FITZPATRICK, age 59, is the Vice Chairman of Carpenter Technology Corporation since February 2006. He is the former President and Chief Operating Officer and was a director of Rohm and Haas Company, a specialty chemicals company. Dr. Fitzpatrick was elected Vice President and Director of Research of Rohm and Haas in 1993 and served as Vice President and Chief Technology Officer from 1995 through 1998. He is also a director of McCormick & Company, Incorporated, and the Green Chemistry Institute, and a director of the American Cancer Society. McCormick & Company, Incorporated is listed on the NYSE and is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Dr. Fitzpatrick has been a director of Carpenter since 1997.

GREGORY A. PRATT, age 57, is Vice Chairman and a director of OAO Technology Solutions, Inc. (OAOT), an information technology and professional services company. He joined OAOT in 1998 as President and CEO after OAOT acquired Enterprise Technology Group, Inc., a software engineering firm founded by Mr. Pratt. Mr. Pratt served as President and COO of Intelligent Electronics, Inc. from 1991 through 1996, and was co-founder, and served variously as CFO and President of Atari Corporation from 1984 through 1991. He also serves as a director and audit committee chairman of AmeriGas Propane, Inc. AmeriGas Propane, Inc. is listed on the NYSE and is subject to the periodic reporting requirements of the Exchange Act. Mr. Pratt has been a director of Carpenter since 2002, is a member of the Human Resources Committee, and its Compensation Subcommittee and chairs the Audit/Finance Committee.

MARILLYN A. HEWSON, age 52, is President of Kelly Aviation Center, L.P., a joint venture between Lockheed Martin Aircraft and Logistics Centers, GE-Aviation, and Rolls-Royce, and a center of excellence for military engine maintenance, repair, and overhaul. Since joining the corporation in 1983, Ms. Hewson has served in a number of executive positions for Lockheed Martin Corporation, including senior vice president of Corporate Shared Services, corporate vice president of Global Supply Chain Management, and corporate vice president of Internal Audit. She was elected an officer of the Lockheed Martin Corporation in January 1999. Ms. Hewson has been a director of Carpenter since 2002, is a member of the Corporate Governance Committee, and chairs the Human Resources Committee and its Compensation Subcommittee.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and Carpenter’s Certificate of Incorporation and By-Laws, Carpenter’s business, property and affairs are managed under the direction of the Board of Directors. Although Carpenter’s directors are not involved in day-to-day operating details, they are kept informed of Carpenter’s business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by Carpenter’s officers at meetings of the Board of Directors and its various committees.

Meetings of the Board of Directors

The Board of Directors held eleven meetings during fiscal year 2006. In addition, there were twenty-two committee meetings. The policy of Carpenter is to require attendance and active participation by directors at Board and committee meetings. The average attendance for Carpenter’s directors at these meetings was over 90%. Each director attended at least 75% of the total number of meetings of the Board and the Committees on which the director served during fiscal year 2006. Directors are encouraged to attend the Annual Meeting of Stockholders, and all of Carpenter’s directors attended the 2005 annual meeting.

Meetings of the Non-Management Directors

Pursuant to Carpenter’s Corporate Governance Guidelines and the Corporate Governance Standards of the NYSE, the non-management directors of the Board meet in an executive session at least twice per year to: (a) review the performance of the Chief Executive Officer, and (b) address any other matters affecting Carpenter that may concern individual directors. In fiscal year 2006, the non-management directors met in executive session seven times. When meeting in executive session, the senior person present who was the chair of a standing committee was chosen to preside over these sessions. In most executive sessions, this person was Kathryn C. Turner.

Communication with the Board of Directors

Stockholders may communicate with the full Board of Directors by sending a letter to Carpenter Technology Board of Directors, c/o Corporate Secretary, P.O. Box 14662, Reading, PA 19612-4662. Carpenter’s Corporate Secretary will review the correspondence and forward it to the Chair of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Carpenter or its business, or is similarly inappropriate. In addition, interested parties may contact the non-management directors as a group by sending a written communication to the Corporate Secretary as directed above. Such communication should be clearly addressed to the non-management directors. Stockholders and other interested parties may also communicate with the Audit/Finance Committee by sending an e-mail to boardauditcommittee@cartech.com.

Independence of the Board of Directors

The Board of Directors is composed of a majority of directors who qualify as independent directors (“Independent Directors”) pursuant to the rules adopted by the SEC, the corporate governance standards promulgated by the NYSE, and the regulations adopted by the Internal Revenue Service. The board committee structure includes Audit/Finance, Human Resources and Corporate Governance committees consisting entirely of Independent Directors as required by the Corporate Governance Standards of the NYSE. On May 30, 2006, the Human Resources Compensation Subcommittee was established to administer compensation for the Company’s Named Executive Officers and other senior corporate officers and for the administration of the Company’s incentive stock and employee benefit plans (as they relate to such Officers). The Compensation Subcommittee operates under a separate charter.

In determining independence pursuant to the Corporate Governance Standards of the NYSE, each year the Board affirmatively determines whether directors have a “material relationship” with Carpenter. When assessing the “materiality” of a director’s relationship with Carpenter, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to Carpenter as those prevailing at the time from unrelated parties for comparable transactions.

Applying these standards, the Board has determined that the following directors are independent: Anderson, Hewson, Inglis, Pratt, Turner and Ward. Mr. Stephans is considered independent for all purposes except participation on the Human Resources Compensation Subcommittee.

Independence of the Audit/Finance Committee Members

Directors on Carpenter’s Audit/Finance Committee must satisfy the requirements of the Corporate Governance Standards of the NYSE and the independence requirements promulgated under the Exchange Act, in addition to the more general independence requirements. In determining whether a director is independent for purposes of each of the above stated guidelines, the Board must affirmatively determine that the directors on the Audit/Finance Committee do not, among other things, accept any consulting, advisory, or other compensatory fee from Carpenter.

Applying these standards, the Board has determined that all of the directors on the Audit/Finance Committee are independent.

Code of Ethics

The Board of Directors adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers of Carpenter Technology Corporation. There were no waivers of the Code in fiscal year 2006 or through the date of this Proxy Statement.

Director Training and Education

All of the members of the Board of Directors attended eight hours of educational seminars presented by the Directors Institute of the Conference Board which qualify for certification by Institutional Shareholders Services.

Committees of the Board

The Board of Directors has three standing Committees: Audit/Finance, Corporate Governance and Human Resources. No member of any committee may be an employee or former employee of Carpenter. Additionally, as of May 30, 2006, the Human Resources Committee has a Compensation Subcommittee, which maintains responsibility for all items relating to compensation of the Company’s Named Executive Officers and other senior corporate officers and for the administration of the Company’s incentive stock and employee benefit plans (as they relate to such Officers).

Corporate Governance Guidelines and Charters

Carpenter’s Corporate Governance Guidelines, as well as the charters for all the Board committees and the Company’s Code of Ethics and any information regarding any waivers of the Code, are available on Carpenter’s website at www.cartech.com. Copies will also be mailed to stockholders upon written request to the Corporate Secretary, Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662.

BOARD COMMITTEES

Committee and Members	Selected Functions of the Committee	2006 Meetings

Audit/Finance Committee Gregory A. Pratt, Chairperson Carl G. Anderson, Jr. I. Martin Inglis Stephen M. Ward, Jr.

•      Reviews the adequacy of Carpenter’s financial reporting, accounting systems and controls

•      Exercises sole authority regarding the appointment, compensation and termination of the independent registered public accounting firm

•      Pre-approves all audit and permissible non-audit services performed by the independent registered public accounting firm

•      Recommends and oversees the independent registered public accounting firm for integrated audits

•      Reviews Carpenter’s internal and external auditing procedures and security of information systems

•      Reviews Carpenter’s environmental and legal compliance activities

•      Maintains a direct line of communication with the independent registered public accounting firm and the Director-Internal Audit and reviews audit issues and management responses

•      Reviews and recommends actions to the Board of Directors relating to Carpenter’s capital structure, pension fund asset management, and dividend policy

•      Reviews and approves Carpenter’s annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm

•      Reviews and approves earnings press releases and financial information and earnings guidance, if any, provided to analysts and rating agencies

•      Establishes procedures for the receipt and treatment of reports received from employees of Carpenter or others regarding compliance with legal or ethical requirements, violations of Carpenter’s codes of conduct, questionable accounting, internal accounting controls, or auditing matters

10

Committee and Members	Selected Functions of the Committee	2006 Meetings
Corporate Governance Committee Kathryn C. Turner, Chairperson Marillyn A. Hewson Peter N. Stephans Jeffrey Wadsworth*

•      Reviews and recommends proposed changes to the Certificate of Incorporation and By-Laws

•      Reviews stockholder proposals

•      Recommends Board size, composition, and committee structure

•      Reviews, evaluates, and recommends nominees for election or re-election to the Board and assignment to the Committees

•      Applies the standards for independence imposed by Carpenter’s listing agreement with the NYSE and all applicable laws in connection with the director process

•      Maintains guidelines for directors’ duties and obligations

•      Develops and recommends to the Board of Directors a set of corporate governance principles applicable to the corporation

•      Oversees the evaluation of the Board and committees

•      Reviews succession planning for the Chief Executive Officer

•      Reviews directors’ compensation

		4

Human Resources Committee Marillyn A. Hewson, Chairperson Gregory A. Pratt Peter N. Stephans Kathryn C. Turner Jeffrey Wadsworth*	• Oversees Carpenter’s various benefit and pension plans • Reviews officers’ succession and development plans • Administers stock and stock option plans • Reviews Carpenter’s progress on equal opportunity matters, employee health and safety, and workers’ compensation costs	5

Human Resources Compensation Subcommittee Marillyn A. Hewson, Chairperson Gregory A. Pratt Kathryn C. Turner Jeffrey Wadsworth*	• Reviews and establishes the salary and compensation package of the CEO and other executive officers; approves salary and other compensation of other corporate officers	3

*	As of August 2006, Dr. Wadsworth was no longer a member of any of the standing committees of the Board of Directors or the Compensation Subcommittee because the Board of Directors determined that he did not meet the independence criteria of the NYSE.

Director Compensation Program

No director who is an employee of Carpenter is compensated as a member of the Board. Compensation for non-employee directors consists of an annual retainer of $90,000, plus travel expenses, where appropriate, for attending all Board of Directors and committee meetings. Each Committee Chairperson receives an additional annual retainer of $10,000. At least 50% of the $90,000 annual retainer for Board service is paid in stock units that convert to an equivalent number of shares of common stock following retirement or termination of service as allowed under the plan. The value of these stock units will vary depending on the fair market value of the shares of Carpenter’s common stock. At the director’s election, the remaining 50% of the retainer is paid in cash or deferred and paid in either cash or stock units at the time of distribution.

Each non-employee director who joins the Board is entitled to receive options to purchase 2,000 shares of common stock. In addition, following each annual meeting, each non-employee director is entitled to receive options to purchase 4,000 shares of common stock. These options permit the director, after one year of service following the grant, to purchase shares of common stock at the stock’s fair market value on the date of grant. The options expire ten years from the date of grant. In acknowledgment of the increase in cash and equity compensation in fiscal year 2005, each of the directors waived his or her right to receive options for fiscal year 2006.

AUDIT/FINANCE COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Carpenter specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Board of Directors has charged the Audit/Finance Committee with a number of responsibilities, including review of the adequacy of Carpenter’s financial reporting and internal controls over financial reporting, the integrity of the financial statements of the Company and the independence and performance of Carpenter’s independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of Carpenter’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; establishing and maintaining internal control over financial reporting; evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Committee has a direct line of communication with Carpenter’s independent registered public accounting firm and the Director-Internal Audit. The Board has affirmatively determined that each of the members of the Committee is independent pursuant to the Corporate Governance Standards of the NYSE and the rules of the SEC. Furthermore, the Board has affirmatively determined that all members of the Audit/Finance Committee have no material relationship with Carpenter and are financially literate pursuant to the requirements of the NYSE. Messrs. Pratt, Inglis and Anderson each qualify as an “audit committee financial expert” under the standards promulgated under the Exchange Act. The Board has adopted a written Audit/Finance Committee Charter, and this report is made pursuant to that Charter. A copy of the Charter is posted on Carpenter’s website at www.cartech.com. The Audit/Finance Committee appoints the independent registered public accounting firm to be retained to audit Carpenter’s consolidated financial statements, and once retained, the independent registered public accounting firm reports directly to the Audit/Finance Committee. The Audit/Finance Committee is responsible for approving both audit and non-audit services to be provided by the independent registered public accounting firm.

In the discharge of its responsibilities, the Audit/Finance Committee has reviewed and discussed with management and the independent registered public accounting firm Carpenter’s audited financial statements for fiscal year 2006. In addition, the Committee has discussed with the independent registered public accounting firm matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of Carpenter’s financial reporting, as required by U.S. Auditing Standards Section AU380, Communication with Audit Committees.

The Audit/Finance Committee met with management periodically during fiscal year 2006 to consider the adequacy of Carpenter’s internal controls, and discussed these matters and the overall scope and plans for the audit of Carpenter with Carpenter’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit/Finance Committee also discussed with senior management and PricewaterhouseCoopers LLP Carpenter’s disclosure controls and procedures and the certifications by Carpenter’s Chief Executive Officer and Chief Financial Officer, which are required by the SEC under the Sarbanes-Oxley Act of 2002 for certain of Carpenter’s filings with the SEC. In particular, the Audit/Finance Committee was kept apprised by senior management of the progress of the evaluation of Carpenter’s system of internal control over financial reporting and provided oversight and advice to management during the process. In connection with this oversight, the Audit/Finance Committee received periodic updates provided by senior management and PricewaterhouseCoopers LLP at several committee meetings during the year. At the conclusion of the process, senior management provided the Audit/Finance Committee with, and the Audit/Finance Committee reviewed, a report on the effectiveness of Carpenter’s internal control over financial reporting. The Audit/Finance Committee also reviewed the report of PricewaterhouseCoopers LLP related to (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

The Audit/Finance Committee has considered the compatibility of the provision of non-audit services with the independent registered public accounting firm’s maintenance of independence and has received from PricewaterhouseCoopers LLP written disclosures and a letter concerning the independent registered public accounting firm’s independence from Carpenter, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures have been reviewed by the Audit/Finance Committee and discussed with PricewaterhouseCoopers LLP.

Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in Carpenter’s 2006 Annual Report on Form 10-K, for filing with the SEC.

SUBMITTED BY THE AUDIT/FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

Gregory A. Pratt, Chairperson	I. Martin Inglis
Carl G. Anderson, Jr.	Stephen M. Ward, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Human Resources Compensation Subcommittee reviews and determines compensation arrangements for Carpenter’s Chief Executive Officer and its other executive officers and administers the equity compensation plans. All members of the Human Resources Compensation Subcommittee are independent directors.

No member of the Human Resources Compensation Subcommittee during fiscal year 2006 was an officer or employee of Carpenter or any of its subsidiaries or was formerly an officer of Carpenter or any of its subsidiaries. No member of the Human Resources Compensation Subcommittee had any relationship requiring disclosure by Carpenter under the proxy rules promulgated under the Exchange Act.

HUMAN RESOURCES COMPENSATION SUBCOMMITTEE REPORT

The Human Resources Compensation Subcommittee of the Board of Directors is composed entirely of independent directors. The Compensation Subcommittee is responsible for the establishment and oversight of Carpenter’s executive compensation programs.

The Board has adopted a written charter for the Human Resources Committee and the Compensation Subcommittee. Copies of the Charters have been posted on Carpenter’s website at www.cartech.com. The Charter for the Compensation Subcommittee delegates sole authority to the Compensation Subcommittee to the extent it is constituted from time to time to establish the salary and other elements of compensation for the CEO and other executive officers.

Compensation Philosophy

Carpenter’s executive compensation programs are designed to fulfill the following objectives:

•	Attract, retain, and motivate highly effective executives and promote long-term career commitment;

•	Link executive reward with enhanced stockholder value and profitability;

•	Reward sustained corporate, functional, and/or individual performance with an appropriate base salary and incentive opportunity;

•	Link pay to Carpenter’s financial performance and the achievement of Carpenter’s strategic business objectives; and

•	Stimulate and sustain significant management ownership in Carpenter.

This philosophy remained unchanged in 2006 and continues to serve as the foundation for executive compensation policy and program application.

The Compensation Subcommittee reviewed all elements of compensation paid to each executive officer in order to assure that the Compensation Subcommittee members developed a comprehensive picture of each officer’s overall compensation. Carpenter targets pay at market competitive (median) levels for achievement of expected levels of performance. The Compensation Subcommittee worked with a nationally recognized, independent consulting firm to review the competitiveness of the executive compensation program. The analysis compared Carpenter’s pay levels to the pay levels of a broad sample of companies and a specific group of industrial companies of similar size. These companies reflect the labor pool for executive talent generally rather than the labor pool specifically available to Carpenter or its competitors.

Compensation of executives at Carpenter is primarily composed of three parts —base salary, annual incentives and long-term incentives — and is closely linked to the Company’s financial performance. Carpenter’s poor performance in the early 2000’s resulted in executive pay being well below competitive levels. The Company’s improved financial results beginning in fiscal year 2004 and continuing throughout fiscal years 2005 and 2006 led the Committee to adjust executive pay for most of the executives to competitive levels over the three-year period.

Base Salary

In general, base salaries are targeted around the market 50th percentile and adjusted by the Compensation Subcommittee to recognize each executive’s experience, responsibility and value to the organization. Base salary increases were not granted in the years immediately prior to fiscal year 2005, resulting in compensation for Carpenter executives that was significantly below market level. The Compensation Subcommittee granted base salary increases in fiscal years 2005 and 2006 to bring salaries more in line with market levels and to reflect the Company’s improved performance.

Annual Incentives

In 2006, the Executive Annual Compensation Plan (“EACP”) provided short-term variable cash compensation for the Named Executive Officers and other eligible executives with payments based on combinations of corporate and business unit financial performance. This portion of the Executive Officers’ cash compensation was wholly dependent upon the Company’s financial results and highly leveraged to ensure below market total compensation when financial goals were not achieved and above market total compensation only when the annual financial results were superior. For fiscal year 2006, the Human Resources Committee established earnings per share (“EPS”) and Return On Net Assets (“RONA”) as the key corporate measures for the EACP. In addition, business unit RONA and operating income were established as additional components for Messrs. Oates and Shor. The Company’s financial performance in 2006 resulted in EACP payouts at the maximum of 200% of target level for each executive officer except Mr. Shor who earned 170% of his target level. The EACP has been revised and is now named the Executive Bonus Compensation Plan (“EBCP”). This revised Plan is being submitted for stockholder approval at the Annual Meeting.

Long-Term Incentives

Carpenter continues to deliver a significant portion of an executive’s total pay opportunity in the form of long-term, equity based, incentive compensation. Long-term, equity based, incentives are viewed to be a key program element, given the Committee’s desire to reinforce connections among sustainable financial performance, stockholder value creation and executive pay.

For fiscal year 2006, the Company delivered long-term incentives in the form of restricted stock. There were no stock option awards issued in fiscal year 2006. Restricted stock awards were granted to Named Executive Officers in the form of performance based restricted shares which were earned upon achievement of the corporate RONA target and which will vest ratably over fiscal years 2007 and 2008. Mr. Torcolini was also granted time vested restricted shares that vest in full five years after the end of the fiscal year (June 30, 2011), if he is then still a Carpenter employee. The number of time vested restricted shares were granted based upon an evaluation of Mr. Torcolini’s individual performance. In 2006, grants of restricted shares were divided equally between time vested shares and performance shares to be earned at target. The Company’s financial performance in 2006 resulted in performance shares being earned at the maximum 200% of target level for each executive officer.

Stock Ownership Guidelines

Carpenter introduced stock ownership guidelines in 1997 to further its objective of increasing management’s ownership stake. Over time, executives are expected to achieve and maintain ownership of certain amounts of common stock. The Chief Executive Officer is expected to own 3 times his base salary in Carpenter stock. Senior Vice Presidents and Vice Presidents are expected to own 1.5 times their base salaries in Carpenter stock and other covered executives are expected to own Carpenter stock in the amount of their base salaries. The primary intent of these guidelines is to increase significantly the extent to which each executive’s personal assets are directly linked to the performance of Carpenter’s common stock. All of the Named Executive Officers own Carpenter stock well in excess of their respective stock ownership guidelines.

Policy with Respect to the $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to certain individuals, including the Named Executive Officers, to $1 million, unless certain requirements are met. Carpenter’s bonus and long-term incentive arrangements to the extent based upon achieving performance targets are intended to conform with Internal Revenue Code deductibility requirements. The Compensation Subcommittee may determine from time to time that it is appropriate to pay some portion of an executive’s compensation in a manner and amount that may not be deductible for tax purposes, if it is in the best interest of the Company to do so. Grants of restricted stock made in 2006 that vest solely upon the passage of time and not on achievement of performance targets do not qualify as deductible compensation under Section 162(m). In addition, cash bonus payments under EACP are not deductible because the EACP plan was not approved by stockholders. As a result, during fiscal year 2006, Messrs. Torcolini, Geremski, Oates and Shor received compensation in excess of $1 million that was not deductible for tax purposes. The revised Executive Bonus Compensation Plan is being submitted to stockholders for approval at the Annual Meeting.

CEO Compensation

For fiscal year 2006, the Human Resources Committee set the salary of the CEO as well as the salaries of the other Named Executive Officers. During fiscal year 2005, the financial performance of the Company significantly exceeded expectations. Management’s actions have established a solid base for continued superior performance by the Company in the future. In accordance with the market data and the Company’s strong financial performance, the Compensation Subcommittee maintained the CEO’s salary and his annual incentive opportunity, and granted restricted stock in fiscal year 2006 and provided further adjustments effective for fiscal year 2007 as noted below. The Compensation Subcommittee recognized that Mr. Torcolini had publicly announced his intent to retire at such time as the Board of Directors designates his successor.

Annual Base Salary

Mr. Torcolini’s salary was increased from fiscal year 2005 to fiscal year 2006 to $850,000. Since this salary is in the mid-range of the comparative group of CEOs reviewed by the Compensation Subcommittee and in light of Mr. Torcolini’s announced retirement, his base salary for fiscal year 2007 was not changed.

Annual Incentives

In fiscal year 2006, Mr. Torcolini received a cash bonus payment under the EACP of $1,659,616. Upon achievement of specified EPS and RONA performance targets in fiscal year 2007, Mr. Torcolini is eligible for a cash bonus under the EBCP ranging from 0 – 200% of his base salary.

Long-Term Incentives

In fiscal year 2006, Mr. Torcolini earned 14,000 restricted shares based on achieving the corporate RONA target. These earned shares vest at the rate of 50% (7,000 shares) after one year (June 30, 2007) and the remaining 50% (7,000 shares) after two years (June 30, 2008). Mr. Torcolini was also granted 5,250 restricted shares that will vest after five years (June 30, 2011). In fiscal year 2007, Mr. Torcolini can earn from 0 – 21,000 shares of restricted stock dependent upon achievement of the corporate RONA performance target.

SUBMITTED BY THE HUMAN RESOURCES COMPENSATION SUBCOMMITTEE OF THE BOARD OF DIRECTORS

Marillyn A. Hewson, Chairperson

Gregory A. Pratt

Kathryn C. Turner

EXECUTIVE COMPENSATION

The following table contains information concerning the compensation paid by Carpenter for services rendered during the fiscal years ended June 30, 2006, 2005 and 2004 by Carpenter’s Chief Executive Officer and each of the other Named Executive Officers.

Summary Compensation Table - FISCAL YEAR 2006

Name and Principal Position	Fiscal Year	Annual Compensation (1)		Long Term Compensation Awards		All Other Compensation(1)(3)(4)(5) ($)
		Salary ($)	Bonus ($)	Restricted Stock (2) ($)	Securities Underlying Options (#)
Robert J. Torcolini Chairman, President and Chief Executive Officer	2006 2005 2004	829,808 491,924 360,000	1,659,616 786,616 0	2,223,375 1,165,000 1,758,600	0 0 0	31,906 18,486 32,507	(6)

Dennis M. Oates Senior Vice President Specialty Alloys Operations	2006 2005 2004	357,981 322,404 198,155	501,173 386,970 0	693,000 492,100 1,123,900	0 0 30,000	11,417 11,515 8,248

Michael L. Shor Senior Vice President - Engineered Products Operations	2006 2005 2004	347,980 313,846 295,000	413,902 376,564 0	693,000 492,100 1,016,700	0 0 0	17,597 11,275 12,600

Terrence E. Geremski Senior Vice President - Finance and Chief Financial Officer	2006 2005 2004	338,559 313,846 295,000	473,982 376,564 0	693,000 492,100 1,016,700	0 0 0	10,805 15,003 20,557

David A. Christiansen Vice President, General Counsel and Secretary	2006 2005 2004	237,693 198,847 180,001	237,693 198,811 0	288,750 221,445 491,925	0 0 0	13,566 7,556 6,182

(1)	The column for “Other Annual Compensation” has been omitted. The value of above-market interest payments accrued upon deferred compensation and amounts reimbursed for the payment of taxes for the Named Executive Officers has been included in the “All Other Compensation” column. There were no above-market interest payments for fiscal 2006. For fiscal year 2005, the value of the above-market portion of the interest paid on deferred compensation was as follows: Mr. Torcolini - $52; Mr. Oates - $1; Mr. Shor - $20; Mr. Geremski - $378; and Mr. Christiansen - $0. For fiscal year 2004, the value of the above-market portion of the interest paid on deferred compensation was as follows: Mr. Torcolini - $18; Mr. Oates - $0; Mr. Shor - $7; Mr. Geremski - $111; and Mr. Christiansen - $0. The amounts reimbursed for payment of taxes are described in footnotes 5 and 6.

(2)

In fiscal year 2006, Messrs. Torcolini, Oates, Shor, Geremski and Christiansen earned restricted stock awards as a result of meeting Carpenter performance targets based on return on net assets. The awards consisted of the following numbers of shares of restricted stock: Mr. Torcolini – 14,000;

Mr. Oates – 6,000; Mr. Shor – 6,000; Mr. Geremski – 6,000; and Mr. Christiansen – 2,500. The restricted stock awards will vest over a two-year period with 50% vesting at the end of fiscal year 2007 (June 30, 2007) and 50% vesting at the end of fiscal year 2008 (June 30, 2008). In June, 2006 the Compensation Subcommittee determined that Mr. Geremski’s restricted stock earned from meeting performance targets all should vest upon the date of his retirement on August 1, 2006.

In fiscal year 2006, Mr. Torcolini, was granted a separate restricted stock award of 5,250 shares. This restricted stock award will vest all at one time on the fifth anniversary of the end of fiscal year 2006 (June 30, 2011) provided he remains an employee of Carpenter and subject to other conditions established by the Compensation Subcommittee.

In July 2006, Messrs. Oates, Shor and Christiansen were granted separate restricted stock awards. The awards will vest all at one time on June 30, 2009, provided the Named Executive Officer remains an employee of Carpenter and subject to other conditions established by the Compensation Subcommittee. The awards consisted of the following number of shares of restricted stock: Mr. Oates - 2,250; Mr. Shor - 2,250; and Mr. Christiansen - 938. These awards will be reflected in the compensation for these Named Executive Officers in fiscal year 2007.

Messrs. Torcolini, Oates, Shor, Geremski and Christiansen earned restricted stock awards in fiscal year 2005, as a result of meeting Carpenter performance targets based on earnings per share and return on net assets. The awards consisted of the following numbers of shares of restricted stock: Mr. Torcolini – 12,000; Mr. Oates – 5,000; Mr. Shor – 5,000; Mr. Geremski – 5,000; and Mr. Christiansen – 2,400. The restricted stock awards will vest over a two-year period with 50% vesting on June 30, 2006 and 50% vesting at the end of fiscal year 2007 (June 30, 2007). In June 2006, the Compensation Subcommittee determined the outstanding performance-based restricted stock held by Mr. Geremski should vest upon the date of his retirement on August 1, 2006.

In fiscal year 2005, Messrs. Torcolini, Oates, Shor, Geremski and Christiansen were granted a separate restricted stock award. This restricted stock award will vest all at one time on the fifth anniversary of the end of fiscal year 2005 (June 30, 2010) provided the Named Executive Officer remains an employee of Carpenter and subject to certain other conditions. The awards consisted of the following numbers of shares of restricted stock: Mr. Torcolini – 10,500; Mr. Oates – 4,500; Mr. Shor – 4,500; Mr. Geremski – 4,500; and Mr. Christiansen – 1,875. In July, 2006 the Compensation Subcommittee determined that these shares of restricted stock held by Mr. Geremski should vest on the original vesting date on June 30, 2010 and would be unaffected by his retirement on August 1, 2006.

In fiscal year 2004, Messrs. Torcolini, Oates, Shor, Geremski and Christiansen earned restricted stock awards, as a result of meeting Carpenter performance targets based on earnings per share and return on net assets. The awards consisted of the following numbers of shares of restricted stock: Mr. Torcolini – 42,000; Mr. Oates – 26,000; Mr. Shor – 26,000; Mr. Geremski – 26,000; and Mr. Christiansen - 13,000. The restricted stock awards were earned and granted effective as of June 30, 2004. Fifty percent of the award vested at the end of fiscal year 2005 (June 30, 2005) and 50% vested at the end of fiscal year 2006 (June 30, 2006).

In fiscal year 2004, Messrs. Torcolini, Oates, Shor, Geremski and Christiansen were granted a separate restricted stock award. This restricted stock award will vest all at one time five years after the date of grant (June 23, 2009) provided the Named Executive Officer remains an employee of Carpenter and subject to certain other conditions. The awards consisted of the following numbers of shares of restricted stock: Mr. Torcolini – 10,000; Mr. Oates – 4,000; Mr. Shor – 4,000; Mr. Geremski – 4,000; and Mr. Christiansen – 1,500. In July, 2006 the Compensation Subcommittee determined that these shares of restricted stock held by Mr. Geremski should vest on the original vesting date on June 23, 2009 and would be unaffected by his retirement on August 1, 2006. Mr. Oates received a grant of 5,000 shares of restricted stock upon commencement of his employment which will vest all at one time after five years of employment (September 30, 2008).

At the end of fiscal year 2006, the aggregate restricted stock holdings of Messrs. Torcolini, Oates, Shor, Geremski and Christiansen was each valued, respectively, at $5,284,125; $2,541,000; $1,963,500; $1,963,500; and $817,163 based on the June 30, 2006 closing price of $115.50. Carpenter pays dividend equivalents on restricted stock.

(3)	Amounts include contributions by Carpenter for fiscal years 2006, 2005 and 2004, for the Named Executive Officers under the Savings Plan, the Deferred Compensation Plan for Officers and Key Employees and the ESOP (ESOP units contributed because of dividend equivalents on the ESOP account balance are not included). Due to the timing of contributions on a fiscal year basis, some of the amounts contributed under the Savings Plan exceed the IRS calendar year limit. For fiscal year 2006, these contributions were as follows:

Savings Plan:
Torcolini	$6,600
Oates	$6,825
Shor	$6,825
Geremski	$6,675
Christiansen	$6,900

Deferred Compensation Plan:
Torcolini	$18,294
Oates	$3,914
Shor	$3,614
Geremski	$3,482
Christiansen	$231

ESOP: 24.1587 units (exclusive of amounts for dividend equivalents) of preferred stock were allocated on December 31, 2005 to each of the accounts of Messrs. Torcolini, Oates, Shor, Geremski and Christiansen. At that time, each unit was valued at $70.47.

(4)	Amounts include premiums paid by Carpenter on term life insurance policies for the Named Executive Officers. For fiscal year 2006, these premiums were as follows: Mr. Torcolini - $1,337; Mr. Oates - $678; Mr. Shor - $658; Mr. Geremski - $648; and Mr. Christiansen - $435. For fiscal year 2005, these premiums were as follows: Mr. Torcolini - $929; Mr. Oates - $659; Mr. Shor - $668; Mr. Geremski - $668; and Mr. Christiansen - $415. For fiscal year 2004, these premiums were as follows: Mr. Torcolini - $868; Mr. Oates - $675; Mr. Shor - $712; Mr. Geremski - $712; and Mr. Christiansen - $391.

(5)	Amounts include financial planning and tax services paid by Carpenter for the Named Executive Officers. For fiscal year 2006, these amounts were as follows: Mr. Torcolini - $5,675; Mr. Oates - $0; Mr. Shor - $6,500; Mr. Geremski - $0; and Mr. Christiansen- $6,000. For fiscal year 2005, these amounts were as follows: Mr. Torcolini - $1,575; Mr. Oates - $0; Mr. Shor - $0; Mr. Geremski - $3,605; and Mr. Christiansen - $0. For fiscal year 2004, these amounts were as follows: Mr. Torcolini - $1,500; Mr. Oates - $0; Mr. Shor - $0; Mr. Geremski - $8,200; and Mr. Christiansen - $0.

(6)	Amounts include $15,168 for fiscal year 2004 paid by Carpenter for expenses, including relocation and temporary living expenses, incurred by Mr. Torcolini in connection with his move from Washington, PA to Reading, PA. This amount includes $4,558 for fiscal year 2004 for the reimbursement of taxes paid.

Stock Options

The Stock Option Grant table has been omitted since there were no stock option grants to the Named Executive Officers in fiscal year 2006.

Stock Option Exercises and Fiscal Year-End Holdings

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert J. Torcolini	68,900	$2,854,460	50,000	0	$4,969,000	$0
Dennis M. Oates	15,000	$587,110	0	10,000	$0	$940,600
Michael L. Shor	27,967	$1,210,048	16,667	0	$1,656,366	$0
Terrence E. Geremski	16,666	$771,608	16,667	0	$1,656,366	$0
David A. Christiansen	12,500	$485,001	8,000	0	$795,040	$0

(1)	Based on June 30, 2006 closing price of $115.50 per share.

Special Severance Agreements

Carpenter has Special Severance Agreements in place with its executive officers. Under these agreements, if the officer’s employment is terminated following a “change in control” of Carpenter, the officer will receive his (1) full salary and all bonuses, (2) pension and other benefits through the termination date and (3) the vesting of all restricted stock and stock options, and the ability to exercise all other grants. In addition, if the termination is by Carpenter, other than for cause, or by the officer for good reason, the officer will receive (1) a lump sum payment equal to three years salary and full annual bonus (computed without regard to actual attainment of relevant performance goals) and (2) an enhanced pension benefit either paid as a lump sum from general assets or under the Supplemental Retirement Plan for Executives (“SERP”). In addition, under similar circumstances, the agreements provide continuation of all other active benefits for three years, tax and financial planning for three years, outplacement services, company payment of any federal excise tax created by the agreement and reimbursement of any legal fees for enforcing or defending the agreement. Messrs. Torcolini, Oates, Shor, Geremski, Christiansen, Barry J. Chapman, Vice President-Human Resources and M. David Kornblatt, Senior Vice President-Finance and Chief Financial Officer, all have entered into Special Severance Agreements in the form described above. The Special Severance Agreements are currently in effect and automatically renew for three-year periods on an evergreen basis.

Savings Plan of Carpenter Technology Corporation

The Savings Plan is a profit sharing and employee stock ownership plan established pursuant to Sections 401(a), 401(k) and 4975(e) of the Internal Revenue Code. Carpenter contributes 3% of the eligible pay of each eligible employee (including officers) to the Plan. Eligible pay under the Savings Plan is the total straight-time wages paid to each eligible employee and does not include bonus compensation. Carpenter’s contribution is invested, as the employee selects, into one or more pre-established investment funds. If Carpenter’s contribution for an employee under the Savings Plan is limited by the Internal Revenue Code, the employee will receive these lost

Savings Plan contributions under the Deferred Compensation Plan for Officers and Key Employees. In addition, an employee may authorize Carpenter to make contributions, including salary deferrals, limited to 35% of eligible pay. Amounts in the Summary Compensation Table include amounts deferred.

Employee Stock Ownership Plan

The Carpenter Technology Corporation Employee Stock Ownership Plan (ESOP) was established in 1991. The trustee of the ESOP, State Street Bank and Trust Company, purchased 461.5384615 shares of series A convertible preferred stock from Carpenter at a price of $65,000 per share, or an aggregate purchase price of approximately $30 million, for a 15-year note issued by the trustee to Carpenter and a small amount of cash.

Each share of preferred stock is convertible, at the trustee’s option, into at least 2,000 shares of common stock at a conversion price of $32.50 per share of common stock. The preferred shares are divided into 2,000 equal units. Each eligible employee was allocated one unit on the effective date of the ESOP, September 6, 1991. Additional units are allocated to employees as the loan is repaid. Generally, only those employees actively employed on the last day of the plan year, December 31, will receive an allocation for that year. The funds used by the ESOP to repay the loan come from contributions by Carpenter and dividends on the ESOP shares.

Retirement Benefits

The General Retirement Plan for Employees of Carpenter Technology Corporation provides retirement benefits to employees, including the Named Executive Officers, at age 65 (with five years of service), or as early as age 55 (with ten years of service); or at any age with 30 years of service. Such benefits are based on either: (1) a fixed monthly rate for each year of service; or (2) the product of 1.3% times each of the first 20 years of service, plus 1.4% times each year of service over 20, multiplied by the individual’s highest average earnings. This average is calculated from the highest five annual periods (during the last ten years of service) that end on the individual’s retirement anniversary. For pension purposes, earnings include all salaries, bonuses, and extra compensation.

Carpenter has two plans for those participants in the General Retirement Plan whose benefits are reduced by limitations of the Internal Revenue Code: the Benefit Equalization Plan and the Earnings Adjustment Plan. These two plans will restore amounts lost under the General Retirement Plan because of Code limitations. In general, benefits under these plans are subject to the same administrative rules as the General Retirement Plan.

Certain executives, including the Named Executive Officers, have been designated by the Board of Directors as participants under the SERP. This supplemental benefit is payable for a fixed term of 15 years or as an actuarially equivalent life annuity, commencing in the month following retirement (unless a disabled participant elects a later date). The total benefits a participant will receive from these retirement plans, plus primary Social Security will be approximately 60% of the participant’s average earnings (as calculated under the General Retirement Plan) when retirement occurs with 30 years of service. The cash equivalent of restricted shares awarded in place of fiscal year 2004 bonus will be included for purposes of determining average earnings under the General Retirement Plan or the SERP. In addition, Mr. Geremski will receive a minimum benefit equal to 50% of his average earnings upon completion of five years of service. Mr. Geremski retired from his employment effective August 1, 2006 and qualified for the minimum benefit.

The Officers’ Supplemental Retirement Plan provides supplemental pension benefits to participants who have benefits reduced under the General Retirement Plan because of amounts deferred under the Deferred Compensation Plan. The Officers’ Supplemental Retirement Plan restores reductions that occur under the General Retirement Plan as a result of these deferrals, without regard to any limitations of the Internal Revenue Code. Benefits under this Plan are subject to the same administrative rules as the General Retirement Plan.

The following table illustrates the total annual retirement benefits payable under the retirement plans described in this section. A participant may receive less than the maximum benefit dependent upon age and the date on which he or she was granted SERP participation.

Average Annual Earnings(1) for the Applicable Years of Service Period Preceding Retirement	Annual Gross Benefits from all Pension Plans for Years of Service Shown (2)(3)
	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$ 150,000	$75,000	$84,750	$90,000	$90,000	$90,000	$91,875
$ 175,000	$87,500	$98,875	$105,000	$105,000	$105,000	$107,188
$ 200,000	$100,000	$113,000	$120,000	$120,000	$120,000	$122,500
$ 250,000	$125,000	$141,250	$150,000	$150,000	$150,000	$153,125
$ 300,000	$150,000	$169,500	$180,000	$180,000	$180,000	$183,750
$ 400,000	$200,000	$226,000	$240,000	$240,000	$240,000	$245,000
$ 500,000	$250,000	$282,500	$300,000	$300,000	$300,000	$306,250
$ 600,000	$300,000	$339,000	$360,000	$360,000	$360,000	$367,500
$ 700,000	$350,000	$395,500	$420,000	$420,000	$420,000	$428,750
$ 800,000	$400,000	$452,000	$480,000	$480,000	$480,000	$490,000
$ 1,000,000	$500,000	$565,000	$600,000	$600,000	$600,000	$612,500
$ 1,500,000	$750,000	$847,500	$900,000	$900,000	$900,000	$918,750

(1)	Average Annual Earnings are determined as described under the first paragraph of Retirement Benefits using Annual Compensation as described in the Summary Compensation Table on page 22 subject to additional compensation as indicated in the third paragraph of Retirement Benefits.

(2)	As of June 30, 2006, the years of service credited under the Plan for the Named Executive Officers were as follows: Mr. Torcolini - 32 years; Mr. Oates – 2 years; Mr. Shor - 25 years; Mr. Geremski - 5 years; and Mr. Christiansen – 13 years.

(3)	All of these retirement plans are payable for the life of the participant and, if applicable, the life of the survivor with the exception of a small portion of the Supplemental Retirement Plan for Executives, which is payable for a fixed period of 15 years. Social Security is deducted from the SERP benefit.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon representations by persons required to file reports under Section 16(a) of the Exchange Act, all persons subject to Section 16(a) were in compliance during fiscal year 2006.

Stock Performance Graph

The graph below shows for a five-year period the cumulative total stockholder return on Carpenter’s common stock compared to the cumulative total return of the Russell 2000 Index and a peer group of companies. The Russell 2000 is a broad-based index that includes smaller market capitalization stocks, including Carpenter’s stock.

The Peer Group Index is comprised of the following companies: Allegheny Technologies, Inc., A.M. Castle & Co., Quanex Corporation, RTI International Metals, Inc., Ryerson Tull, Inc. and The Timken Company. These are publicly traded companies involved in the distribution or manufacture of specialty metals and related materials.

	2001	2002	2003	2004	2005	2006
CARPENTER	100.00	103.66	58.26	128.79	197.43	443.70
RUSSELL 2000	100.00	91.93	89.83	119.80	131.12	150.23
PEER GROUP	100.00	110.37	73.18	132.33	155.56	315.51

PROPOSAL #2

APPROVAL OF THE AMENDED STOCK-BASED COMPENSATION PLAN FOR NON-EMPLOYEE

DIRECTORS

The stockholders of Carpenter Technology Corporation (the “Company”) are being asked to approve the amended Stock-Based Compensation Plan For Non-Employee Directors (the “Director Plan”). The Board of Directors of Carpenter Technology Corporation (the “Board”) approved the amended Director Plan on August 24, 2006, to be effective June 29, 2006, subject to stockholder approval. The amendment increases the number of shares of Carpenter Common Stock reserved for issuance under the Director Plan by 500,000 and eliminates awards of Stock Appreciation Rights. As of August 18, 2006, approximately 99,195 shares remained available for issuance under the Director Plan.

Purpose of the Director Plan

The purpose of the Director Plan is to promote the long-term success of Carpenter and its subsidiaries and to increase stockholder value by:

•	attracting and retaining non-employee directors of outstanding ability;

•	encouraging directors to focus on long-range objectives; and

•	further aligning the interests of directors with the interests of the stockholders.

Summary of the Director Plan

The following general description of certain features of the Director Plan is qualified in its entirety by reference to the Director Plan which is attached hereto as Exhibit A. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Director Plan.

General. The Director Plan will authorize the grant of Options, Performance Units and Stock Units (collectively, “Awards”). All Options granted under the Director Plan shall be nonqualified stock options.

Number of Shares Authorized. The total number of shares currently available for issuance under the Director Plan represents .39% of the sum of shares of Common Stock outstanding as of August 18, 2006, plus the shares currently available. The proposed amendment would increase the aggregate number of shares of Carpenter Common Stock issuable pursuant to the Director Plan by 500,000 shares to 599,195 shares, which represents 2.29% of the sum of shares of Common Stock outstanding as of August 18, 2006, plus the shares available upon stockholder approval of the increase in authorized shares.

The lapse, cancellation or other termination of an Award that has not been fully exercised or paid shall result in the shares subject to such Award being again available for issuance on future Awards.

The total number and kind of shares available for Awards under the Plan or which may be allocated to any one Eligible Director, the number and kind of shares subject to outstanding Awards, and the exercise price for Options or the value of Performance Units or Stock Units shall be appropriately adjusted by the Board for any increase or decrease in the number of outstanding shares resulting from a stock dividend, subdivision, combination of shares, reclassification, or other change in corporate structure affecting the shares or for any conversion of the shares into or exchange of the shares for other shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization as may be necessary to maintain the proportionate interest of the Participant in a previously awarded Option, Performance Unit or Stock Unit.

Administration. The Company will administer the Director Plan. The Board shall have the full authority to interpret the Director Plan, however an Eligible Director must be recused and abstain from any action of the Board that affects his or her outstanding Award. Subject to the other provisions of the Director Plan, the Board has the authority to:

•	determine the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Board shall determine) and all other matters to be determined in connection with an Award;

•	determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered;

•	determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied;

•	correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

•	make all other determinations as it may deem necessary or advisable for the administration of the Plan.

Eligibility. Each member of the Board of the Company who is not an employee of the Company or any of the Company’s subsidiaries (as defined in section 424(f) of the Code), or who is not otherwise excluded from participation by agreement is eligible to receive Awards under the Director Plan.

Each Award granted under the Director Plan will be evidenced by a written agreement between the Eligible Director and the Company, which will describe the Award and state the terms and conditions applicable to such Award. The principal terms and conditions of each particular type of Award are described below.

Performance Goals

The Award Agreements may provide for vesting or earning the Award based on achievement of Performance Goals. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index. Performance Goals may be based upon:

•	the price of Common Stock,

•	the market share of the Company or its subsidiaries (or any business unit thereof),

•	sales or revenue of the Company or its subsidiaries (or any business unit thereof),

•	earnings or diluted earnings per share of Common Stock, with or without net pension credit/expense,

•	return on stockholder equity of the Company,

•	costs of the Company or its subsidiaries (or any business unit thereof),

•	cash flow of the Company or its subsidiaries (or any business unit thereof),

•	return on total assets of the Company or its subsidiaries (or any business unit thereof) (“ROA”),

•	return on invested capital of the Company or its subsidiaries (or any business unit thereof),

•	return on net assets of the Company or its subsidiaries (or any business unit thereof) (“RONA”),

•	operating income of the Company or its subsidiaries (or any business unit thereof), with or without net pension credit/expense,

•	net income of the Company or its subsidiaries (or any business unit thereof) with or without net pension credit/expense,

•	costs of capital of the Company or its subsidiaries (or any business unit thereof),

•	earnings before interest and income taxes (“EBIT”) or earnings before interest, income taxes, depreciation and amortization (“EBITDA”) of the Company or its subsidiaries,

•	economic profit of the Company or its subsidiaries,

•	total stockholder return,

•	economic value added, or

•	any other financial or other measurement deemed appropriate by the Board, as it relates to the results of operations or other measurable progress of the Company or its subsidiaries (or any business unit thereof).

Options

An Option is the right to purchase shares of Common Stock for a specified period of time at a fixed price (the “exercise price”). The Director Plan authorizes Initial and Annual Option grants. The Board has authority to grant each Eligible Director, who has not previously received a grant under this Plan, an Initial Option to acquire up to 2,000 shares on such Eligible Director’s Election Date and, immediately after the Annual Meeting of the Company’s stockholders, each Eligible Director may be granted an Option to acquire up to 4,000 shares either in lieu of or in addition to such Eligible Director’s Annual Retainer. An Option granted under the Director Plan will be exercisable after completion of one year of service after the Grant Date and shall expire on the tenth anniversary of the Grant Date. Only non-qualified stock options may be granted under the Director Plan.

Exercise Price. The Company will determine the exercise price of an Option at the time the Option is granted. The exercise price will not be less than 100% of the Fair Market Value of Common Stock on the Grant Date.

Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Award Agreement and generally may be made by the Eligible Director in cash, with shares of Common Stock, or a combination of the foregoing methods, including “cashless exercise” arrangements. The Company may also permit Options to be exercised with such other consideration as it deems appropriate, as reflected in the applicable Award Agreement.

Term of the Option. The term of an Option granted under the Director Plan will be no longer than ten years from the Grant Date.

Performance Units

A Performance Unit means the right to receive, following eligible termination of service as an Eligible Director, one share of Common Stock. Performance Units will be earned, if at all, based upon the attainment of Performance Goals by the end of a period specified by the Board. Fractional Performance Units, measured to the nearest four decimal places, may be credited. Eligibility for Performance Units may be granted annually by the Board to an Eligible Director.

The Board is to determine the number of Performance Units (including fractions) eligible to be earned by an Eligible Director, the Performance Goals applicable to such Performance Units, and any restrictions on the Performance Units or shares that may become earned with the attainment of the Performance Goals.

Earned Units. The Board is to determine the extent to which Performance Units are earned as a result of the attainment of Performance Goals over the applicable performance period. As soon as practicable following the Board’s determination, earned Performance Units (or fractions thereof) are to be allocated to the Eligible Director’s account with an initial value equal to the Fair Market Value at the close of the applicable period.

Dividend Equivalents. An Eligible Director who has earned Performance Units will also be allocated additional Units, based on the Company’s payment of dividends on its Common Stock, determined on a quarterly basis. The number of additional Units to be allocated will be determined by multiplying the quarterly dividend per share of Company Common Stock for the immediately preceding quarter by the number of Performance Units previously credited to the Eligible Director’s account on the first day of that calendar quarter and dividing the result by the Fair Market Value on the last business day of that quarter.

Payment. An Eligible Director is to receive shares of Common Stock in payment of Performance Units credited to the Eligible Director’s account in a single lump sum distribution as soon as is practicable following the Eligible Director’s termination of service as a result of death, Disability or Retirement, provided, however, that no payment shall be made later than March 15 of the calendar year following the Eligible Director’s termination of service.

Stock Units

A Stock Unit means the right to receive, following eligible termination of service as an Eligible Director, one share of Common Stock. Fractional Stock Units, measured to the nearest four decimal places, may be credited.

An Eligible Director will be granted Stock Units in an amount equal to half of his or her annual retainer at each annual meeting of stockholders, in lieu of cash. In addition, an Eligible Director may elect to receive up to 100% of the balance of his or her annual cash retainer in Stock Units.

Dividend Equivalents. An Eligible Director who has earned Stock Units will also be allocated Stock Units based on the Company’s payment of dividends on its Common Stock, determined on a quarterly basis. The number of Stock Units to be allocated will be determined by multiplying the quarterly dividend per share of Company Common Stock for the immediately preceding quarter by the number of Stock Units previously credited to the Eligible Director’s account on the first day of that calendar quarter and dividing the result by the Fair Market Value on the last business day of that quarter.

Payment. An Eligible Director is to receive shares of Common Stock in payment of Stock Units credited to the Eligible Director’s account in a single lump sum distribution as soon as is practicable following the Eligible Director’s termination of service as a result of death, Disability or Retirement, provided, however, that no payment shall be made later than March 15 of the calendar year following the Eligible Director’s termination of service.

General Provisions

Vesting. An Eligible Director’s voluntarily deferred Stock Units are always vested. In general, an Eligible Director’s Stock Units granted at the annual meeting vest under the Director Plan upon the Eligible Director’s continued Board service through the following annual meeting and are forfeited unless Board service continues through such meeting. However, such Awards may vest earlier in the event of a Change in Control, as described below.

Forfeiture. An Eligible Director will forfeit all Units except those voluntarily deferred, if he or she terminates service as an Eligible Director for any reason other than Retirement, Disability, or death.

Nontransferability of Awards. In general, during an Eligible Director’s lifetime, his or her Awards are to be exercisable only by the Eligible Director and are not transferable, other than by will or the laws of descent and distribution.

Termination of Eligible Director’s Service. Each Award Agreement is to provide rules for the exercise, allocation and payment of such Award following termination of the Eligible Director’s service for any reason, which may include, but not be limited to, death, Disability, termination for Cause or Retirement. The Board may take actions and provide in Award Agreements for such post-termination rights which it believes equitable under the circumstances or in the best interests of the Company with respect to Awards that are not fully earned, vested or exercisable. However, in the absence of specific Board resolution to the contrary, the Award Agreements will provide for the following terms in the event of termination of Eligible Director service by reason of death, Disability, or Retirement.

In the event of the Eligible Director’s death on or after the one-year anniversary of an Option’s Grant Date, the Eligible Director’s Beneficiary may exercise the Option at any time before the expiration of the remainder of the existing term of the Option. In the event of the Eligible Director’s termination due to Disability or Retirement on or after the one-year anniversary of an Option’s Grant Date, the Option will remain exercisable during the remainder of the original term. An Eligible Director is to have no more than three months following termination for any reason other than death, Disability or Retirement to exercise any Option, to the extent exercisable at the time of such termination. If an Eligible Director’s service is terminated for Cause, any unexercised Options will be revoked.

In the event of the Eligible Director’s death, Disability or Retirement prior to the payment of an Award of Stock Units or earned Performance Units, the value of the Award will be payable immediately.

Notwithstanding the foregoing, the Board retains the right to revoke or revise the terms of any unearned, unvested or unexercised Award in the event of an Eligible Director’s termination for Cause.

Change in Control

Upon the occurrence of a change in control, Options granted under the Director Plan shall vest in full and become exercisable. Performance Units will become payable in cash within 30 days following such Change in Control based upon attainment of the applicable Performance Goals for the expired portion of the applicable measurement period and any unvested Stock Units shall vest in full.

For purposes of the Director Plan, “Change in Control” is defined in Section 13 of the Director Plan document presented as Exhibit A.

Effective Date, Amendments, and Termination of the Director Plan. The amended Director Plan will be effective upon its approval by Company stockholders. The Board has the authority to amend or terminate the Director Plan at any time; provided, however, that stockholder approval is required for any amendment which (i) increases the number of shares available for Awards under the Director Plan (other than to reflect a change in the Company’s capital structure), (ii) decreases the price at which Awards may be granted, or (iii) as otherwise required by applicable law, regulation, or rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The Director Plan will terminate upon the date on which all outstanding Options have expired or terminated, and all outstanding Performance Units and Stock Units have been paid or otherwise provided for.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to Eligible Directors in the Director Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to an Eligible Director based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to an Eligible Director.

ELIGIBLE DIRECTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE DIRECTOR PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Performance Units

An Eligible Director realizes no taxable income and the Company is not entitled to a deduction when Performance Units are granted. When Performance Units are paid as a result of the Eligible Director’s Retirement or termination of services for the Company, the Eligible Director will realize ordinary income equal to the Fair Market Value of the Performance Units and the Company will be entitled to a corresponding deduction.

An Eligible Director’s tax basis in shares of Common Stock represented by Performance Units will be equal to their Fair Market Value as of the date the Eligible Director terminates Board service, and the Eligible Director’s holding period for the shares will begin at such time. Upon sale of the shares, the Eligible Director will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the Eligible Director’s hands.

Stock Units

An Eligible Director realizes no taxable income and the Company is not entitled to a deduction when Stock Units are granted. When Stock Units are paid as a result of the Eligible Director’s Retirement or termination of services for the Company, the Eligible Director will realize ordinary income equal to the Fair Market Value of the Stock Units and the Company will be entitled to a corresponding deduction.

An Eligible Director’s tax basis in shares of Common Stock represented by Stock Units will be equal to their Fair Market Value as of the date the Eligible Director terminates Board service, and the Eligible Director’s holding period for the shares will begin at such time. Upon sale of the shares, the Eligible Director will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the Eligible Director’s hands.

Options

An Eligible Director realizes no taxable income and the Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, an Eligible Director will realize ordinary income equal to the excess of the Fair Market Value of the shares received over the exercise price of the non-qualified option, and the Company will be entitled to a corresponding deduction. An Eligible Director’s tax basis in the shares of Common Stock received upon exercise of a non-qualified option will be equal to the Fair Market Value of such shares on the exercise date, and the Eligible Director’s holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of an Option, the Eligible Director will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the Eligible Director’s tax basis in such shares.

Under the Director Plan, non-qualified options may, with the consent of the Board, be exercised in whole or in part with shares of Common Stock held for at least six months by the Eligible Director. Payment in Common Stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. The Fair Market Value of shares of Common Stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their Fair Market Value on the date of the exercise of the non-qualified option.

New Plan Benefits

There have been no grants made under the amended Director Plan. Because benefits under the amended Director Plan will depend on the actions of the Board and the value of the Company’s Common Stock, it is not possible to determine the benefits that will be received if the amended Director Plan is approved by stockholders.

Vote Required for Approval. The affirmative vote of a majority of the votes cast is required to approve the proposed amendment to the Director Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL #3

APPROVAL OF AMENDED AND RESTATED

STOCK-BASED INCENTIVE COMPENSATION PLAN

FOR OFFICERS AND KEY EMPLOYEES

The stockholders of Carpenter Technology Corporation are being asked to approve the amended and restated Stock-Based Incentive Compensation Plan for Officers and Key Employees (the “Omnibus Plan”). The amended and restated Omnibus Plan was adopted by Carpenter’s Board of Directors on August 24, 2006, to be effective June 29, 2006, subject to stockholder approval, and increases the number of shares of Carpenter Common Stock reserved for issuance under the Omnibus Plan by 2,300,000 shares and eliminates Awards of non-restricted Performance Shares. As of August 18, 2006, approximately 152,718 shares remain available for issuance under the Omnibus Plan.

Purpose of the Omnibus Plan

The purpose of the Omnibus Plan is to attract and retain valued employees by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such employees.

Summary of the Omnibus Plan

The following general description of certain features of the Omnibus Plan is qualified in its entirety by reference to the Omnibus Plan which is attached hereto as Exhibit B. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Omnibus Plan.

General. The Omnibus Plan authorizes the grant of Options, Restricted Stock, and Restricted Stock Units (collectively, “Awards”). Only nonqualified Options may be granted under the Omnibus Plan.

Number of Shares Authorized. The total number of shares currently available for issuance under the Omnibus Plan represents .59% of the sum of shares of Common Stock outstanding as of August 18, 2006, plus the shares currently available. The proposed amendment would increase the aggregate number of shares of Carpenter Common Stock issuable pursuant to the Omnibus Plan by 2,300,000 shares to 2,452,718 shares, which represent 8.77% of the sum of shares of Common Stock outstanding as of August 18, 2006, plus the shares available upon stockholder approval of the increase in authorized shares.

The maximum number of shares that may be granted to any Employee as Awards under the Omnibus Plan during any calendar year shall not exceed 500,000 shares. The type and amount of Awards to be granted are determined by the Committee (or subcommittee) that administers the Omnibus Plan, in its discretion.

If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Omnibus Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Omnibus Plan.

In the event that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Omnibus Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (b) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (c) the aggregate number and kind of shares of Common Stock available under the Omnibus Plan, and (d) the exercise or Award-date price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would adversely affect the status of any Award that is intended to be a Qualified Performance-Based Award.

Administration. The Human Resources Committee (the “Committee”) will administer the Omnibus Plan. With respect to “Qualified Performance-Based Awards” (discussed below), the Committee or a designated subcommittee is to be comprised exclusively of two or more members of the Board who are Non-Employee Directors and “outside directors” within the meaning of section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3). Subject to the other provisions of the Omnibus Plan, the Committee has the authority to:

1.	select the Employees who will receive Awards pursuant to the Omnibus Plan;

2.	determine the type or types of Awards to be granted to each Participant;

3.	determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Omnibus Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;

4.	determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered;

5.	determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied;

6.	correct any defect or supply any omission or reconcile any inconsistency in the Omnibus Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Omnibus Plan; and

7.	make all other determinations as it may deem necessary or advisable for the administration of the Omnibus Plan.

The Committee may delegate to the Company’s Chief Executive Officer (the “CEO”) its authority under numbers 1-4 above, to grant Awards covering a pre-determined aggregate number of shares of Common Stock. Such delegation is limited to the authority to grant and amend Awards to Participants who are not subject to the requirements of Rule 16b-3 of the Exchange Act. Any Awards granted or amended by the CEO are to be subject to the terms of the Omnibus Plan. The CEO shall report to the Committee, in a form and manner to be determined by the Committee, at least annually on the disposition of shares subject to Awards granted or amended by the CEO. Any reference to the Committee hereafter includes the CEO to the extent the Committee has delegated the authority to grant or amend Awards.

Eligibility. The Omnibus Plan provides that Awards may be granted to any officer or other key employee of the Company or a Subsidiary including a director who is such an employee, who is selected by the Company to participate in the Omnibus Plan. The maximum number of shares that may be awarded to any Participant as Qualified Performance-Based Awards (described below) in any calendar year may not exceed 500,000.

Each Award granted under the Omnibus Plan will be evidenced by a written agreement between the Participant and the Company, which will describe the Award and state the terms and conditions applicable to such Award. The principal terms and conditions of each particular type of Award are described below.

Performance Goals

The Award Agreements may provide for vesting or earning the Award based on achievement of Performance Goals. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index.

Awards intended to meet the requirements of section 162(m) of the Code applicable to qualified performance-based compensation (“Qualified Performance-Based Awards”) are limited to one or more of the following Performance Goals:

•	the price of Common Stock,

•	the market share of the Company or its subsidiaries (or any business unit thereof),

•	sales or revenue of the Company or its subsidiaries (or any business unit thereof),

•	earnings or diluted earnings per share of Common Stock, with or without net pension credit/expense,

•	return on stockholder equity of the Company,

•	costs of the Company or its subsidiaries (or any business unit thereof),

•	cash flow of the Company or its subsidiaries (or any business unit thereof),

•	return on total assets of the Company or its subsidiaries (or any business unit thereof) (“ROA”),

•	return on invested capital of the Company or its subsidiaries (or any business unit thereof),

•	return on net assets of the Company or its subsidiaries (or any business unit thereof) (“RONA”),

•	operating income of the Company or its subsidiaries (or any business unit thereof), with or without net pension credit/expense,

•	net income of the Company or its subsidiaries (or any business unit thereof) with or without net pension credit/expense,

•	costs of capital of the Company or its subsidiaries (or any business unit thereof),

•	earnings before interest and income taxes (“EBIT”) or earnings before interest, income taxes, depreciation and amortization (“EBITDA”) of the Company or its subsidiaries,

•	economic profit of the Company or its subsidiaries,

•	total stockholder return,

•	economic value added, or

•	any other financial or other measurement deemed appropriate by the Board, as it relates to the results of operations or other measurable progress of the Company or its subsidiaries (or any business unit thereof).

Adjustments. The Committee has authority to make adjustments in the method of calculating achievement of Performance Goals in recognition of the effects of changes in accounting standards or methods and unusual or nonrecurring events that would otherwise modify an incentive award under the Omnibus Plan. In the case of Qualified Performance-Based Awards, these adjustments must be made in a manner consistent with section 162(m) and the regulations thereunder.

Options

An Option is the right to purchase shares of Common Stock for a specified period of time at a fixed price (the “exercise price”). Each Award Agreement will specify the exercise price, the type of Option, the term of the Option and the date or dates when the Option will become exercisable. Each grant of Options is to specify the length of service that must be achieved before it becomes exercisable. Options may only be granted to employees, shall only be transferable by will or under the laws of descent and distribution, and, during the Participant’s lifetime, may only be exercised by the Participant. Only Non-Qualified Options may be granted under the Omnibus Plan.

Exercise Price. The Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price of a Non-Qualified Option will not be less than 100% of the Fair Market Value of Common Stock on the date the Option is granted.

Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Award Agreement and generally may be made by the Participant in cash, by the surrender at Fair Market Value of Common Stock, by any combination of cash and shares of Common Stock, the means or methods of payment, including “cashless exercise” arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Common Stock will be delivered or deemed to be delivered to the Participant upon the exercise of such Option. Notwithstanding the foregoing, the Committee may not permit payment through any method that would constitute a prohibited extension of credit to those officers of the Company who are subject to the provisions of the Sarbanes-Oxley Act of 2002.

Term of the Option. The term of an Option granted under the Omnibus Plan will be no longer than ten years from the date of grant.

Restricted Stock

An Award of Restricted Stock is a grant to the recipient of a specified number of shares of Common Stock which are subject to forfeiture upon specified events during the Restriction Period. Each grant of Restricted Stock is to specify the duration of the Restriction Period and any other conditions under which the Restricted Stock would be forfeitable to the Company, including any applicable Performance Goals, and will include restrictions on transfer to third parties during the Restriction Period.

The Restriction Period for such Awards, unless otherwise determined by the Committee, must be at least (i) three years for Awards that vest solely on the passage of time and (ii) one year for Awards that are earned in whole or in part upon the attainment of Performance Goals.

From time to time during the Restriction Period, the Board may, but is not required to, authorize the payment of an amount equivalent to a dividend declared and paid on the Company’s Common Stock to any Participant awarded Restricted Stock. Such payment may be made in cash currently or deemed reinvested in Restricted Stock as determined by the Board in its sole discretion. During the Restriction Period, the Participant will have the right to vote the shares of Restricted Stock.

Restricted Stock Units

Awards of Restricted Stock Units may be made under the Omnibus Plan. A Restricted Stock Unit is a book-entry unit with a value equal to one share of Common Stock. A grant of Restricted Stock Units will vest and become payable to the Participant upon other future events, including the achievement during a specified performance cycle of Performance Goals established by the Committee or the passage of time. Each grant of Restricted Stock Units will specify the conditions, including the passage of time and Performance Goals, if applicable, that must be satisfied in order for payment to be made. Payment of Restricted Stock Units may be made in cash, shares of Common Stock, or a combination thereof, equal to the Fair Market Value of the shares of Common Stock to which the Award relates.

The Board may, but is not required to, authorize the payment of an amount equivalent to a dividend declared and paid on the Company’s Common Stock to any Participant awarded Restricted Stock Units, provided that any such payment, if authorized, shall not be made unless and until such Restricted Stock Units are earned and the relevant time period or periods satisfied and/or the attainment of Performance Goals is certified by the Committee. Such payment may be made in cash currently or deemed reinvested in Restricted Stock Units as determined by the Board in its sole discretion. A Participant will not have voting rights with respect to Restricted Stock Units prior to payment of Common Stock in satisfaction of such Restricted Stock Units.

General Provisions

Vesting. Any Award may provide for full vesting, early exercise rights or termination of a restriction or deferral period in the event of a Change in Control or similar event.

Nontransferability of Awards. In general, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant and shall not be transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards to certain family members, trusts for the benefit of family members, or partnerships in which such family members are the only partners.

In addition, the Committee may provide in any Award Agreement terms and conditions under which the Participant must sell or offer to sell any Awards, whether or not vested, and any Common Stock acquired pursuant to an Award to the Company.

Termination of Employment. Each Award Agreement will provide rules for the exercise or vesting of such Award following termination of employment for any reason, which may include, but not be limited to, death, Disability, termination for Cause or Retirement. The Committee may take actions and provide in Award Agreements for such post-termination rights which it believes to be equitable under the circumstances or in the best interests of the Company with respect to Awards that are not fully earned, vested or exercisable. However, in the absence of specific Committee resolution to the contrary, the following terms will apply to Awards following a Participant’s termination.

In the event of the Participant’s death on or after the one-year anniversary of the grant of an Option, the Participant’s beneficiary may exercise the Option at any time before the expiration of the term of the Option. In the event of the

Participant’s termination due to Disability or Retirement on or after the one-year anniversary of the grant of an Option, the Option will be exercisable for the remainder of the term. A Participant will have three months following termination for any reason other than death, Disability or Retirement to exercise any Option, to the extent exercisable at the time of such termination.

In the event of the Participant’s death, Disability or Retirement prior to the payment of an Award of Restricted Stock or Restricted Stock Units, the Award will vest immediately, except in the case of an Award based upon the Company’s achievement of Performance Goals. In that case, the Award will vest based upon the Company’s achievement of Performance Goals at the time the Award would otherwise vest had the Participant’s employment continued. If the Participant’s death, Disability or Retirement occurred prior to the completion of the Performance Period, the Award may be pro-rated. The Committee may determine that accelerated vesting of Awards is not appropriate for certain Retirements.

Notwithstanding the foregoing, the Committee retains the right to revoke or revise the terms of any unearned, unvested or unexercised Award in the event of a Participant’s termination for Cause.

Change in Control

Unless otherwise determined in the applicable Award Agreement, on the occurrence of a Change in Control, (a) each Option then outstanding shall become immediately exercisable to the full extent of any shares of Common Stock subject thereto, (b) any remaining restrictions on shares of Restricted Stock shall immediately lapse, and (c) the Performance Goals and/or time period or periods applicable to any Restricted Stock Units shall be deemed satisfied and payment shall be made.

For purposes of the Omnibus Plan, “Change in Control” is defined in Section 2.5 of the Omnibus Plan document presented as Exhibit B.

Effective Date, Amendments, and Termination of the Omnibus Plan. The Omnibus Plan will be effective upon its approval by Company stockholders. The Board of Directors has the authority to amend or terminate the Omnibus Plan at any time; provided, however, that stockholder approval is required for any amendment which (i) increases the number of shares available for Awards under the Omnibus Plan (other than to reflect a change in the Company’s capital structure), (ii) decreases the price at which Awards may be granted, or (iii) as otherwise required by applicable law, regulation, or rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

Unless earlier terminated, the Omnibus Plan will terminate upon the date on which all outstanding Awards have expired, terminated, been paid or otherwise provided for, and no Awards under the Omnibus Plan shall thereafter be granted.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to Participants in the Omnibus Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a Participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a Participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE OMNIBUS PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Non-Qualified Options

A Participant realizes no taxable income and the Company is not entitled to a deduction when a Non-Qualified Option is granted. Upon exercise of a Non-Qualified Option, a Participant will realize ordinary income equal to the excess of the Fair Market Value of the shares received over the exercise price of the Non-Qualified Option, and, subject to section 162(m) of the Code, the Company will be entitled to a corresponding deduction. A Participant’s tax basis in the shares of Common Stock received upon exercise of a Non-Qualified Option will be equal to the Fair Market Value of such shares on the exercise date, and the Participant’s holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a Non-Qualified Option, the Participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the Participant’s tax basis in such shares.

Under the Omnibus Plan, Non-Qualified Options may, with the consent of the Committee, be exercised in whole or in part with shares of Common Stock held by the Participant. Payment in Common Stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. The Fair Market Value of shares of Common Stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their Fair Market Value on the date of the exercise of the Non-Qualified Option.

Restricted Stock

Restricted Stock received pursuant to Awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a Participant who receives such Restricted Stock does not make the election described below, the Participant realizes no taxable income upon the receipt of Restricted Stock and the Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Stock lapse the Participant will realize ordinary income equal to the Fair Market Value of the shares at that time, and, subject to section 162(m) of the Code, the Company will be entitled to a corresponding deduction. A Participant’s tax basis in Restricted Stock will be equal to the Fair Market Value when the forfeiture restrictions lapse, and the Participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the Participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the Participant’s hands.

Participants receiving Restricted Stock may make an election under section 83(b) of the Code with respect to the shares. By making a section 83(b) election, the Participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the Fair Market Value of the shares when the Participant receives them (valued without taking the restrictions into account), and the Company will be entitled to a corresponding deduction at that time. By making a section 83(b) election, the Participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The Participant’s tax basis in the shares with respect to which a section 83(b) election is made will be equal to their Fair Market Value when received by the Participant, and the Participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the Participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the Participant upon the making of the section 83(b) election. To make a section 83(b) election, a Participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after shares of restricted stock are granted, and the Participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are granted.

Generally, during the restriction period, dividends and distributions paid with respect to Restricted Stock will be treated as compensation income (not dividend income) received by the Participant. Dividend payments received with respect to shares of restricted stock for which a section 83(b) election has been made will be treated as dividend income, assuming the Company has adequate current or accumulated earnings and profits.

Restricted Stock Units

A Participant realizes no taxable income and the Company is not entitled to a deduction when Restricted Stock Units payable in the future and subject to conditions such as the passage of time or achievement of Performance Goals are granted. When Restricted Stock Units vest and become payable as a result of the satisfaction of the terms and conditions on such Award, including, if applicable, achievement of Performance Goals, the Participant will realize ordinary income equal to the amount of cash received or the Fair Market Value of the shares received minus any amount paid for the shares, and, subject to section 162(m) of the Code, the Company will be entitled to a corresponding deduction.

A Participant’s tax basis in shares of Common Stock received upon payment will be equal to the Fair Market Value of such shares when the Participant receives them. Upon sale of the shares, the Participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the Participant’s hands.

The Committee may, but need not, permit a Participant to defer receipt of payment in satisfaction of Restricted Stock Units, provided that any such deferral shall be administered in good faith compliance with section 409A of the Code and the guidance thereunder. The Committee is authorized to take such action as it deems necessary and reasonable to avoid the application of the additional tax described in section 409A(a)(1)(B) of the Code to any Award deferred hereunder.

Section 162(m) Limitations

Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers, unless the compensation is a Qualified Performance-Based Award. If Awards to such persons are intended to qualify as Qualified Performance-Based Awards, the Omnibus Plan limits the maximum number of shares of Common Stock that may be granted to the recipient during any calendar year to 500,000 shares.

Withholding

The Company is entitled to deduct from the payment of any Award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the Participant to pay such withholding taxes to the Company as a condition of receiving payment of the Award. The Committee may allow a Participant to satisfy his or her withholding obligations by directing the Company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the Participant to the Company in an amount necessary to satisfy the withholding obligation.

New Plan Benefits

Stock-Based Incentive Compensation Plan

For Officers and Key Employees

Potential Annual Fiscal Year 2007 Restricted Stock Awards

	Performance Based			Time-vested in Years
Name and Position	Threshold	Target	Max
Robert J. Torcolini Chairman, President and Chief Executive Officer	5,250	10,500	21,000	5,250 (5)
Dr. J. Michael Fitzpatrick Vice Chairman	2,250	4,500	9,000	-0-
Dennis M. Oates Senior Vice President - Specialty Alloys Operations	2,250	4,500	9,000	2,250 (3)
Michael L. Shor Senior Vice President - Engineered Products Operations	2,250	4,500	9,000	2,250 (3)
M. David Kornblatt Senior Vice President – Finance and Chief Financial Officer	2,250	4,500	9,000	2,000 (5)
David A. Christiansen Vice President, General Counsel and Secretary	938	1,875	3,750	938 (3)
Executive Group	2,627	5,250	10,500	2,689 (3, 5)
Non-Executive Director Group	Not eligible for this Plan

Non-Executive Officer Employee Group	9,225	18,450	36,900	9,225 (min 3)

Vote Required for Approval. The affirmative vote of a majority of the votes cast is required to approve the proposed amendment to the Omnibus Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL #4

APPROVAL OF THE AMENDED AND RESTATED EXECUTIVE BONUS COMPENSATION PLAN

The stockholders of Carpenter Technology Corporation are being asked to approve the amended and restated Executive Bonus Compensation Plan (formerly named the Executive Annual Compensation Plan, the “Compensation Plan”). The amended and restated Compensation Plan was adopted by Carpenter’s Board of Directors on June 29, 2006, subject to stockholder approval. Stockholder approval of the Compensation Plan is necessary so that awards under the Compensation Plan will constitute “qualified performance-based compensation” under section 162(m) of the Internal Revenue Code (the “Code”) and will be tax deductible by Carpenter.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits to $1 million per year the federal income tax deduction for compensation paid by a public company to certain key individuals. This $1 million per year limit does not apply to compensation that qualifies as “qualified performance-based compensation” under regulations adopted under the Code (“Regulations”). One condition for payments under the Compensation Plan to be qualified as performance-based compensation is that a majority of the stockholders of Carpenter approve the material terms of the Compensation Plan. The Board of Directors has decided to seek stockholder approval of the Compensation Plan at this meeting so that compensation payable pursuant to the Compensation Plan will be deductible performance-based compensation under Code section 162(m).

Purpose of the Compensation Plan

The Compensation Plan is intended to further the Board’s policy of linking executive compensation to Carpenter’s performance and stockholders’ interests as a whole.

Summary of the Compensation Plan

The following general description of certain features of the Compensation Plan is qualified in its entirety by reference to the Compensation Plan which is attached hereto as Exhibit C. Capitalized terms not otherwise defined in this summary have the meanings given to them in the Compensation Plan.

Eligible Participants. Any key employee, who on or before April 1 of the first year of a Performance Period is designated by the Board to act as the President, Vice Chairman, Chief Executive Officer, Chief Operating Officer or any category of Vice President of the Company, or is otherwise designated by the Committee may participate in the Compensation Plan.

Administration. The Compensation Plan is administered by a Committee of the Board of Directors selected to administer the Compensation Plan. With respect to “qualified performance-based compensation” under section 162(m) of the Code, the Committee is to be comprised exclusively of two or more members of the Board who are non-employee “outside directors” within the meaning of section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3) or a subcommittee that is so comprised. The Committee (or subcommittee, if applicable) will have the authority, subject to the provisions herein,

1.	to select employees to participate in the Compensation Plan;

2.	to establish and administer the Performance Goals and the Executive Bonus Compensation opportunities applicable to each Participant and certify whether the Performance Goals have been attained;

3.	to construe and interpret the Compensation Plan and any agreement or instrument entered into, under or in connection with the Compensation Plan;

4.	to establish, amend, and waive rules and regulations for the Compensation Plan’s administration; and

5.	to make all other determinations that may be necessary or advisable for the administration of the Compensation Plan.

Any determination by the Committee pursuant to the Compensation Plan will be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them.

Types of Awards. Carpenter may pay Participants cash in an amount equal to a specified percentage of their base salary, not to exceed in any calendar year four (4) times the maximum deduction limit imposed by section 162(m) of the Code, when and if certain pre-set corporate goals are attained.

Performance Goals and Awards. No later than 90 days after the first day of the Performance Period and while the Performance Goal is substantially uncertain, but in no case later than the date upon which 25% of the Performance Period has elapsed, the Committee is to establish in writing, the following:

1.	the method for computing the amount of bonus compensation or percentage of Base Pay that may be payable under the Compensation Plan to each Participant in the Compensation Plan for such Performance Period if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part, and

2.	the Performance Goals for such Performance Period.

The Performance Goals established by the Committee may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index. Performance Goals may be based upon:

•	the price of Common Stock,

•	the market share of the Company or its subsidiaries (or any business unit thereof),

•	sales or revenue by the Company or its subsidiaries (or any business unit thereof),

•	earnings or diluted earnings per share of Common Stock, with or without net pension credit/expense,

•	return on stockholder equity of the Company,

•	costs of the Company or its subsidiaries (or any business unit thereof),

•	cash flow of the Company or its subsidiaries (or any business unit thereof),

•	return on total assets of the Company or its subsidiaries (or any business unit thereof) (“ROA”),

•	return on invested capital of the Company or its subsidiaries (or any business unit thereof),

•	return on net assets of the Company or its subsidiaries (or any business unit thereof) (“RONA”),

•	operating income of the Company or its subsidiaries (or any business unit thereof), with or without net pension credit/expense,

•	net income of the Company or its subsidiaries (or any business unit thereof) with or without net pension credit/expense,

•	costs of capital of the Company or its subsidiaries (or any business unit thereof),

•	earnings before interest and income taxes (“EBIT”) or earnings before interest, income taxes, depreciation and amortization (“EBITDA”) of the Company or its subsidiaries,

•	economic profit of the Company or its subsidiaries,

•	total stockholder return,

•	economic value added, or

•	any other financial or other measurement deemed appropriate by the Board, as it relates to the results of operations or other measurable progress of the Company or its subsidiaries (or any business unit thereof).

Adjustments. The Committee has authority to make adjustments in the method of calculating achievement of Performance Goals in recognition of the effects of changes in accounting standards or methods and unusual or nonrecurring events that would otherwise modify an incentive award under the Compensation Plan. However, these adjustments must be made in a manner consistent with section 162(m) and the regulations thereunder.

Payment. Benefits or amounts that will be received by or allocated to Participants in the Compensation Plan are not determinable until the completion of the Performance Period.

Amendment. The Board may amend, modify or terminate this Compensation Plan at any time. The Compensation Plan will remain in effect until terminated by the Board.

New Plan Benefits

Executive Bonus Compensation Plan

Potential Annual Fiscal Year 2007 Awards

Name and Position	At Threshold	At Target	Above Target
Robert J. Torcolini Chairman, President and Chief Executive Officer	$425,000	$850,000	$1,700,000
Dr. J. Michael Fitzpatrick Vice Chairman	$200,000	$400,000	$800,000
Dennis M. Oates Senior Vice President - Specialty Alloys Operations	$136,000	$272,000	$544,000
Michael L. Shor Senior Vice President - Engineered Products Operations	$132,500	$265,000	$530,000
M. David Kornblatt Senior Vice President - Finance and Chief Financial Officer	$118,000	$236,000	$472,000
David A. Christiansen Vice President, General Counsel and Secretary	$65,000	$130,000	$260,000
Executive Group	$189,000	$378,000	$756,000
Non-Executive Director Group	Not eligible for this Plan

Non-Executive Officer Employee Group	The Committee has not designated any Non-Executive Employee’s for participation in this Plan in fiscal year 2007

Vote Required for Approval. Unless and until such stockholder approval is obtained, no qualified performance-based compensation will be paid pursuant to this Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 5

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unless otherwise specified by the stockholders, the shares of stock represented by the proxies will be voted for approval of the appointment of PricewaterhouseCoopers LLP (“PwC”), to audit and report upon the financial statements and internal controls over financial reporting of Carpenter for the fiscal year 2007. PwC, or one of its predecessor firms, has served as the independent registered public accounting firm of Carpenter since 1918. In the opinion of the Board of Directors and its Audit/Finance Committee and Management, PwC is well qualified to act in this capacity.

	FY 2006	FY 2005
Audit Fees	$1,097,478	$1,187,974
Audit Related Fees	$18,166	$18,204
Tax Fees	$51,021	$38,767
All Other Fees	$0	$0
Total	$1,166,665	$1,244,945

Audit Fees: The aggregate fees billed by PwC for professional services rendered for the annual audit of the Company’s consolidated financial statements and internal controls over financial reporting for the fiscal year 2006, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation services, and audit and attestation services related to statutory or regulatory filings of certain foreign locations, were $1,097,478 compared to $1,187,974 for fiscal year 2005.

Audit-Related Fees: PwC billed $18,166 in audit-related fees in fiscal year 2006 compared to $18,204 in fiscal year 2005. In fiscal year 2006, these fees primarily related to US GAAP and IFRS translation services in the Company’s foreign entity locations.

Tax Fees: The aggregate fees billed by PwC for tax services were $51,021 for fiscal year 2006, compared to $38,767 in fiscal year 2005. Fees in fiscal year 2006 were primarily for international tax compliance services.

It is the practice of the Audit/Finance Committee to pre-approve all services rendered to Carpenter by its independent registered public accounting firm in accordance with applicable legal requirements. For the fiscal year ended June 30, 2006, the Audit/Finance Committee approved all services rendered to Carpenter by its independent registered public accounting firm.

A representative of PwC is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and be available to respond to appropriate questions.

THE BOARD OF DIRECTORS AND ITS AUDIT/FINANCE COMMITTEE RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP, TO AUDIT AND REPORT UPON THE FINANCIAL STATEMENTS AND INTERNAL CONTROLS OVER FINANCIAL REPORTING OF CARPENTER FOR THE FISCAL YEAR 2007.

OTHER BUSINESS

The Board of Directors and Management know of no matters to be presented at the meeting other than those set forth in this Proxy Statement. Carpenter was not notified of any such matters by August 25, 2006, as determined under its By-Laws, and accordingly, if any other business is properly brought before the meeting or any adjournment of the meeting, the proxy holders will vote on this business according to their discretion.

MISCELLANEOUS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of Carpenter’s Proxy Statement may have been sent to multiple stockholders in your household. Carpenter will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Corporate Secretary at Carpenter Technology Corporation, P.O. Box 14662, Reading, PA 19612-4662, telephone 610-208-3065. If you want to receive separate copies of the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

UPON REQUEST OF ANY STOCKHOLDER, A COPY OF CARPENTER’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2006, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO CARPENTER’S CORPORATE SECRETARY AT CARPENTER TECHNOLOGY CORPORATION, P.O. BOX 14662, READING, PA 19612-4662.

By order of the Board of Directors,

/s/ DAVID A. CHRISTIANSEN
DAVID A. CHRISTIANSEN
Secretary

EXHIBIT A

CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED COMPENSATION PLAN FOR

NON-EMPLOYEE DIRECTORS

Effective August 9, 1990

Restated as of October 20, 1997

As amended through August 24, 2006

To be effective June 29, 2006

1.	Purpose:

The purposes of the Plan are to attract and retain the services of experienced and knowledgeable non-employee directors, to encourage Eligible Directors of Carpenter Technology Corporation (the “Company”) to acquire a proprietary and vested interest in the growth and performance of the Company, and to generate an increased incentive for Eligible Directors to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders.

This Plan is an amendment and restatement of the Carpenter Technology Corporation Non-Qualified Stock Option Plan for Non-Employee Directors as adopted effective August 9, 1990, restated October 20, 1997 and last amended October 22, 2001. The rights of any Eligible Director whose service as an Eligible Director ended on or before June 29, 2006 shall be governed by the terms of the Plan as in effect when that Eligible Director’s Award was granted.

2.	Definitions:

As used in the Plan, the following terms shall have the meanings set forth below:

a) “Annual Retainer” shall mean base compensation for services as an Eligible Director. Annual Retainer shall not include meeting fees, committee service fees, if any, expense allowances or reimbursements or any other additional compensation for services as an Eligible Director.

b) “Award” shall mean the Options, Performance Units and Stock Units granted under the Plan.

c) “Award Agreement” shall mean the written agreement, instrument or document evidencing an Award.

d) “Beneficiary” shall mean the person who the Eligible Director designates to receive any unpaid portion of the Eligible Director’s account should the Eligible Director’s death occur before the Eligible Director receives the entire balance to the credit of such Eligible Director’s account. If the Eligible Director does not designate a Beneficiary, the Beneficiary shall be the person’s spouse if the person is married at the time of death, or the Eligible Director’s estate if unmarried at the time of the person’s death.

e) “Board” shall mean the Board of Directors of the Company.

f) “Cause” shall mean the Eligible Director’s: (i) willful misconduct or gross negligence in connection with the performance of the Eligible Director’s duties for the Company or any affiliated company; (ii) conviction of, or a plea of guilty or nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) engagement in any business that directly or indirectly competes with the Company or any affiliated company; or (iv) disclosure of trade secrets, customer lists or confidential information of the Company or any affiliated company to a competitor or unauthorized person.

g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

h) “Common Stock” shall mean the Common Stock, $5.00 par value, of the Company.

i) “Company” shall mean Carpenter Technology Corporation, a Delaware corporation, or any successor corporation.

j) “Disability” shall mean that a qualified physician designated by the Company has reviewed and approved the determination that an Eligible Director is either:

(i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees or directors of the Company or any subsidiary.

k) “Election Date” shall mean with respect to an Option hereunder the date of the appointment, election, or re-election of the Eligible Director that prompted the grant of such Option.

l) “Eligible Director” shall mean each director of the Company who is not an employee of the Company or any of the Company’s subsidiaries [as defined in section 424(f) of the Code], or who is not otherwise excluded from participation by agreement.

m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

n) “Fair Market Value” shall mean the fair market value of the Company’s Common Stock, determined in accordance with section 409A of the Code, and based upon (i) the last sale price of the Common Stock on the date on which such value is determined, as reported on the consolidated tape of New York Stock Exchange issues or, if there shall be no trades on such date, on the date nearest preceding such date; (ii) if the Common Stock is not then listed for trading on the New York Stock Exchange, the last sale price of the Common Stock on the date on which such value is determined, as reported on another recognized securities exchange or on the NASDAQ National Market System if the Common Stock shall then be listed and traded upon such exchange or system or, if there shall be no trades on such date, on the date nearest preceding such date; or (iii) the mean between the bid and asked quotations for such stock on such date (as reported by a recognized stock quotation services) or, in the event that there shall be no bid or asked quotations on such date, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding such date.

o) “Grant Date” shall mean with respect to an Option hereunder the date upon which such Option is granted, and with respect to Performance Units the date upon which the Board determines Performance Goals and passes a resolution creating a Performance Unit opportunity.

p) “Option” shall mean any right granted to an Eligible Director allowing such Eligible Director to purchase Shares at such price or prices and during such period or periods as set forth under the Plan. All Options shall be non-qualified options not entitled to special tax treatment under section 422 of the Code.

q) “Performance Goal” shall mean a goal the attainment of which is substantially uncertain at the time the Performance Goal is established that must be met by the end of a period specified by the Board. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index. Performance Goals may be based upon: (i) the price of Common Stock, (ii) the market share of the Company or its subsidiaries (or any business unit thereof), (iii) sales or revenue by the Company or its subsidiaries (or any business unit thereof), (iv) earnings or diluted earnings per share of Common Stock, with or without net pension credit/expense, (v) return on shareholder equity of the Company, (vi) costs of the Company or its subsidiaries (or any business unit thereof), (vii) cash flow of the Company or its subsidiaries (or any business unit thereof), (viii) return on total assets of the Company or its subsidiaries (or any business unit thereof) (“ROA”), (ix) return on invested capital of the Company or its subsidiaries (or any business unit thereof), (x) return on net assets of the Company or its subsidiaries (or any business unit thereof) (“RONA”), (xi) operating income of the Company or its subsidiaries (or any business unit thereof), with or without net pension credit/expense, (xii) net income of the Company or its subsidiaries (or any business unit thereof) with or without net pension credit/expense, (xiii) costs of capital of the Company or its subsidiaries (or any business unit thereof), (xiv) earnings before interest and income taxes (“EBIT”) or earnings before interest, income taxes, depreciation and amortization (“EBITDA”) of the Company or its subsidiaries, (xv) economic profit of the Company or its subsidiaries, (xvi) total shareholder return, (xvii) economic value added, or (xviii) any other financial or other measurement deemed appropriate by the Board, as it relates to the results of operations or other measurable progress of the Company or its subsidiaries (or any business unit thereof). The Board shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

r) “Performance Unit” shall mean the right to receive, following termination of service as an Eligible Director, one share of Common Stock. Performance Units will be earned, if at all, based upon the attainment of Performance Goals by the end of a period specified by the Board. For purposes of this Plan, fractional Performance Units, measured to the nearest four decimal places, may be credited.

s) “Release Date” shall mean the fifth business day occurring after the Company’s earnings release for the preceding fiscal period. In calculating the Release Date, the day of an earnings release shall be counted if the earnings release is made before the opening of trading on the New York Stock Exchange and shall not be counted if such release is made after the opening of trading.

t) “Retirement” shall mean termination of Board service other than for Cause with a minimum of three years of service as an Eligible Director.

u) “Shares” shall mean shares of Common Stock.

v) “Stock Unit” shall mean the right to receive, following both service as an Eligible Director for one year following the grant of the Stock Unit under Section 8(a) and termination of service as an Eligible Director, one share of Common Stock. For purposes of this Plan, fractional Stock Units, measured to the nearest four decimal places, may be credited.

w) “Unit” shall mean a Performance Unit, a Stock Unit, or both, as required by context.

x) “Window” shall mean a 30 calendar-day period of time beginning on a Release Date.

3.	Administration:

a) The Plan shall be administered by the Company. Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan. Any action of the Board in administering the Plan shall be final, conclusive and binding on all persons, including the Company, Eligible Directors, persons claiming rights from or through Eligible Directors and stockholders of the Company.

b) Subject to the provisions of the Plan, the Board shall have full and final authority in its discretion (a) to determine the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Board shall determine) and all other matters to be determined in connection with an Award; (b) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (c) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (d) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (e) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, an Eligible Director must be recused and abstain from participating in any action of the Board that affects his or her outstanding Award.

4.	Shares Subject to the Plan:

a) Total Number. Subject to adjustment as provided in this Section, the total number of Shares as of August 18, 2006 available for Awards under the Plan shall be 500,000 increased by any shares of Common Stock that were reserved under the Plan prior to this amendment but were either (a) not subject to Awards or (b) subject to Awards that were forfeited, canceled or expired unexercised. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

b) Reduction of Shares Available.

(i) The grant of an Option will reduce the number of Shares available for further grants by the number of Shares subject to such Option.

(ii) Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the Shares available for grants under the Plan.

(iii) The grant of Performance Units or Stock Units will reduce the number of Shares available for further grants by the number of Units granted.

c) Increase of Shares Available. The lapse, cancellation or other termination of an Option or Unit that has not been fully exercised or paid shall increase the available Shares for such Options or Units by the number of Shares that have not been issued upon exercise of such Option or payment of such Unit.

d) Other Adjustments. The total number and kind of Shares available for Options or Units under the Plan or which may be allocated to any one Eligible Director, the number and kind of Shares subject to outstanding Options or Units, and the exercise price for such Options or the value of Units shall be appropriately adjusted by the Board for any increase or decrease in the number of outstanding Shares resulting from a stock dividend, subdivision, combination of Shares, reclassification, or other change in corporate structure affecting the Shares or for any conversion of the Shares into or exchange of the Shares for other Shares as a result of any merger or consolidation (including a sale of assets) or other recapitalization as may be necessary to maintain the proportionate interest of the Option or Unit holder.

5.	Initial Options:

Initial	Options may be granted to Eligible Directors as follows:

a) Initial Grant. Each Eligible Director who has not previously received a grant under this Plan may be granted an Option to acquire up to 2,000 Shares on such Eligible Director’s Election Date or such later date as may be required to comply with the Company’s normal practices under applicable securities laws and regulations.

b) Terms and Conditions. Any Option granted under this Section 5 shall be subject to the following terms and conditions:

(i) Option Price. The purchase price per Share purchasable under an Option shall be 100% of the Fair Market Value of a Share on the Grant Date.

(ii) Exercisability. Unless otherwise provided by this Plan, an Option shall become exercisable in whole or in part one year from the Grant Date.

6.	Annual Options:

Annual Options may be granted to Eligible Directors as follows:

a) Annual Grant. Each Eligible Director on or after the Effective Date of the Plan may be granted, immediately after the annual meeting of the Company’s stockholders, an Option to acquire up to 4,000 Shares either in lieu of or in addition to such Eligible Director’s Annual Retainer.

b) Terms and Conditions. Any Option granted under this Section 6 shall be subject to the following terms and conditions:

(i) Option Price. The purchase price per Share purchasable under an Option shall be 100% of the Fair Market Value of a Share on the Grant Date.

(ii) Exercisability. Unless otherwise provided by this Plan, an Option shall become exercisable in whole or in part one year from the Grant Date.

7.	General Terms:

The following provisions shall apply to any Option:

a) Option Period. Each Option shall expire ten years from its Grant Date, subject to earlier termination as hereinafter provided.

b) Each Option granted under this Plan shall become exercisable by the Eligible Director only after the completion of one year of Board service immediately following the Grant Date; provided, however, that for Annual Options under Section 6, uninterrupted Board service by the Eligible Director until the annual meeting of the Company’s stockholders next following the Grant Date shall be deemed completion of one year of Board service. Exercise of any or all prior existing Options shall not be required.

c) No Option under this Plan may be transferable by the Eligible Director except by will or the laws of descent and distribution. In the event of the death of the Eligible Director more than one year after the Grant Date, an Option may be transferred to the Eligible Director’s personal representative, heirs or legatees (“Transferee”) and may be exercised by the Transferee for the remainder of the exercise period then available to the Eligible Director. In the event of the Retirement from Board service or Disability of an Eligible Director, an Option may be exercised prior to its expiration during the original ten-year exercise period beginning on the Grant Date. In all other cases of termination of Board service of an Eligible Director except for removal for Cause, an Option, if otherwise exercisable by the Eligible Director at the time of such termination, may be exercised within three months after such termination. In the event of removal for Cause, all existing Options shall be of no force and effect.

d) Method of Exercise. Any Option may be exercised by the Eligible Director in whole or in part at such time or times and by such methods as the Board may specify. The applicable Award Agreement may provide that the Eligible Director may make payment of the Option price in cash, Shares, held for at least six months, or such other consideration as the Board may specify, or any combination thereof, having a Fair Market Value on the exercise date equal to the total Option price.

8.	Stock Units:

a) Grant of Stock Units. On the date of the annual meeting of stockholders, each Eligible Director shall be granted each year, in place of equivalent cash compensation, a number of Stock Units determined by dividing 50% of the Eligible Director’s Annual Retainer by the Fair Market Value on that date.

b) Election of Stock Units. By written election filed with the Board before the end of any calendar year, an Eligible Director may elect to increase the percentage in Section 8(a) above to 100%, and thereby have the entire Eligible Director’s Annual Retainer payable in each calendar year beginning after the date of the election granted in Stock Units. An election under this Section 8(b) shall remain in effect until changed, in writing, by the Eligible Director. Any such change shall be effective in the first calendar year beginning after the date of the written notice of change.

c) Forfeiture of Stock Units. Stock Units granted at an annual meeting of stockholders will be forfeited if the Eligible Director terminates service as an Eligible Director for any reason other than Retirement, Disability, or death, before the next annual meeting of stockholders. Stock Units voluntarily deferred under Section 8(b) are at all times fully vested.

9.	Performance Units:

a) Grant of Performance Units. Opportunities to earn Performance Units may be granted annually to an Eligible Director. When granting an opportunity for Performance Units, the Board shall determine the number of Performance Units (including fractions) eligible to be earned by an Eligible Director, the Performance Goals applicable to such Performance Units, and any restrictions on the Performance Units or Shares that may become earned with the attainment of the Performance Goals.

b) Allocation of Performance Units. After the close of the applicable period, the Board shall determine the extent to which Performance Units are earned as a result of the attainment of Performance Goals. As soon as practicable following the Board’s determination, earned Performance Units (or fractions thereof) shall be allocated to the Eligible Director’s account with an initial value equal to the Fair Market Value at the close of the applicable period.

10.	Nontransferability of Units:

Neither Performance Units nor Stock Units may be sold, transferred, pledged, assigned or otherwise alienated, other than by will or by the laws of descent and distribution.

11.	Dividend Equivalents:

An Eligible Director who has earned Performance Units or been granted Stock Units will also be allocated additional Units, determined on a quarterly basis. The number of additional Units to be allocated will be determined by multiplying the quarterly dividend per Share for the immediately preceding quarter by the number of Units credited to the Eligible Director’s account on the first day of that calendar quarter and dividing the result by the Fair Market Value on the last business day of that quarter.

12.	Payment of Units:

a) Following an Eligible Director’s Retirement, or termination of service on account of Disability, the Eligible Director shall be paid a number of Shares equal to the number of whole Units credited to the Eligible Director’s account, with cash paid in lieu of any fractional Units. The amount of cash to be paid will be based on the Fair Market Value on the date of the Eligible Director’s termination of service as an Eligible Director. In the case of the Eligible Director’s death, the payment will be made to the Eligible Director’s Beneficiary.

b) Manner and Form of Payment. An Eligible Director shall receive Shares in payment of Units credited to the Eligible Director’s account in a single lump sum distribution as soon as is practicable following the Eligible Director’s termination of service, provided, however, that no payment shall be made later than March 15 of the calendar year following the Eligible Director’s termination of service.

13.	Change in Control:

a) Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control of the Company, the Options granted under Sections 5 and 6 shall vest and become immediately exercisable and any unvested Stock Units granted under Section 8 shall vest.

b) For purposes of this Plan, “Change in Control” means:

(i) The acquisition by any individual, entity or group within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 13(b), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 13(b)(iii)(A), 13(b)(iii)(B) and 13(b)(iii)(C);

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person [excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination] beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

c) Payment for Performance Units. Within 30 days following a Change in Control of the Company, as defined in Section 13(b) of this Plan, there shall be paid in cash to Eligible Directors with an opportunity to receive Performance Units under an incomplete performance period a pro rata amount based upon the assumed achievement of all relevant Performance Goals at target levels, and upon the length of time within the performance period that has elapsed before the Change in Control of the Company; provided, however, that (i) the Board shall endeavor in good faith to comply with the requirements of section 409A of the Code with any payment hereunder; (ii) if the Board determines that actual performance to the date of the Change in Control of the Company exceeds targeted levels, the prorated payouts shall be made using the actual performance data; and (iii) there shall not be an accelerated payout with respect to Performance Units that qualify as “Derivative Securities” under section 16 of the Exchange Act that were granted less than six months before the Change in Control of the Company.

14.	Amendments and Termination:

a) Board Authority. The Board may amend or terminate the Plan at any time; provided that no amendment may be made (i) without the appropriate approval of the Company’s stockholders if such approval is necessary to comply with any tax or other regulatory requirement, including any stockholder approval required as a condition to exemptive relief under section 16(b) of the Exchange Act; (ii) which would constitute a repricing or exchange of any Option; or (iii) which would adversely impair or affect, without the consent of the Eligible Director, any rights or obligations under any Option or Unit theretofore granted to such Eligible Director, unless required by the Code, applicable securities laws, or the rules of any exchange upon which the Company’s Common Stock is listed.

b) Prior Stockholder and Eligible Director Approval. Anything herein to the contrary notwithstanding, in the event that amendments to the Plan are required in order that the Plan or any other stock-based compensation plan of the Company complies with (1) the requirements of Rule 16b-3 issued under the Exchange Act, as amended from time to time, (2) any successor rules promulgated by the Securities and Exchange Commission related to the treatment of benefit and compensation plans under section 16 of the Exchange Act, or (3) other applicable law, stock exchange rule or accounting rule, the Board is authorized to make such amendments without the consent of Eligible Directors or the stockholders of the Company.

15.	General Provisions:

a) Compliance Regulations. All certificates for Shares delivered under this Plan pursuant to any Option or Unit shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall not be required to issue or deliver any Shares under the Plan prior to the completion of any registration or qualification of such Shares under any federal or state law, or under any ruling or regulations of any governmental body or national securities exchange that the Board in its sole discretion shall deem to be necessary or appropriate.

b) Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required by applicable law or the rules of any stock exchange on which the Common Stock is then listed; and such arrangements may be either generally applicable or applicable only in specific cases.

c) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

d) Conformity With Law. If any provision of this Plan is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Option or Unit under any law deemed applicable by the Board, such provision shall be construed or deemed amended in such jurisdiction to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e) Insufficient Shares. In the event there are insufficient Shares remaining to satisfy all of the grants of Options or Units made on the same day, such Options or Units shall be reduced pro-rata.

16.	Effective Date and Termination:

The Plan’s original effective date, as approved by the Board and ratified by the stockholders at the Annual Meeting held October 30, 1990, was August 9, 1990. The Plan was last amended before its restatement by the Board on August 10, 1995; and ratified by the stockholders at the Annual Meeting held October 23, 1995. The Plan was restated under its current title and ratified by the stockholders at the Annual Meeting held October 20, 1997. The restated Plan was previously amended effective April 26, 2001 and October 22, 2001. The effective date of this amendment is June 29, 2006, provided that the Plan, as amended, is ratified by the Company’s stockholders at the Annual Meeting to be held on October 16, 2006. If this amendment is not so ratified, the Plan as amended through October 22, 2001, shall remain in effect. The Plan will terminate upon the date on which all outstanding Options have expired or terminated, and all outstanding Units have been paid or otherwise provided for.

EXHIBIT B

CARPENTER TECHNOLOGY CORPORATION

STOCK-BASED INCENTIVE COMPENSATION PLAN

FOR OFFICERS AND KEY EMPLOYEES

Adopted June 22, 1993

As Amended and Restated August 24, 2006

To Be Effective June 29, 2006

Section 1. Purpose of the Plan. The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining valued Employees by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees.

Section 2. Definitions. As used herein, the following definitions shall apply:

2.1 “Award” means the grant of Restricted Stock, Options, or Restricted Stock Units under the Plan.

2.2 “Award Agreement” means the written agreement, instrument or document evidencing an Award.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” means the Employee’s: (a) willful misconduct or gross negligence in connection with the performance of the Employee’s duties for the Company or any Subsidiary; (b) conviction of, or a plea of guilty or nolo contendere to, a felony or a crime involving fraud or moral turpitude; (c) engagement in any business that directly or indirectly competes with the Company or any Subsidiary; (d) disclosure of trade secrets, customer lists or confidential information of the Company or any Subsidiary to a competitor or unauthorized person; or (e) act or omission that results in a violation of policy of either the Company or any Subsidiary, as reasonably determined by the Board in its sole discretion.

2.5 “Change in Control” means and includes each of the following:

(a) The acquisition by any person, entity, or group of persons (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company or (iv) any acquisition by any corporation pursuant to a transaction that complies with Sections 2.5(c)(i), 2.5(c)(ii) and 2.5(c)(iii);

(b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the surviving entity resulting from such Business Combination (including, without limitation, a surviving entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any surviving entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such surviving entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the surviving entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such surviving entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the surviving entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

2.7 “Committee” means the committee designated by the Board to administer the Plan under Section 4. With respect to Qualified Performance-Based Awards, the Committee shall either be comprised exclusively of two or more members of the Board who are Non-Employee Directors and “outside directors” within the meaning of section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3) or designate a sub-committee that is so comprised.

2.8 “Common Stock” means the Common Stock of the Company, par value $5.00 per share.

2.9 “Company” means Carpenter Technology Corporation, a Delaware corporation, or any successor corporation.

2.10 “Disability” means a qualified physician designated by the Company has reviewed and approved the determination that an Employee:

(a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or any Subsidiary.

2.11 “Employee” means an officer or other key employee of the Company or a Subsidiary including a director who is such an employee.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

2.13 “Extraordinary Event” means an extraordinary Company event as determined in accordance with generally accepted accounting principles.

2.14 “Fair Market Value” means on any given date, the closing price of a share of Common Stock on the New York Stock Exchange, or, in the absence of a closing price on such date, the closing price on the last trading day preceding such date.

2.15 “Non-Employee Director” means a member of the Board who is not an Employee as defined in Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

2.16 “Non-Qualified Option” means an Option or portion thereof not intended to be an “Incentive Stock Option” as defined in section 422 of the Code.

2.17 “Option” means a right granted under the Plan to purchase a specified number of shares of Common Stock at a specified price. All Options available under the Plan are Non-Qualified Options.

2.18 “Outside Director” means a member of the Board within the meaning of section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3), or any successor thereto.

2.19 “Participant” means any individual who receives an Award.

2.20 “Performance Goal” means a goal the attainment of which is substantially uncertain at the time the Award is granted that must be met by the end of a period specified by the Committee. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index. Performance Goals may be based upon: (a) the price of Common Stock, (b) the market share of the Company or its Subsidiaries (or any business unit thereof), (c) sales or revenue by the Company or its Subsidiaries (or any business unit thereof), (d) earnings or diluted earnings per share of Common Stock, with or without net pension credit/expense, (e) return on shareholder equity of the Company, (f) costs of the Company or its Subsidiaries (or any business unit thereof), (g) cash flow of the Company or its Subsidiaries (or any business unit thereof), (h) return on total assets of the Company or its Subsidiaries (or any business unit thereof) (“ROA”), (i) return on invested capital of the Company or its Subsidiaries (or any business unit thereof), (j) return on net assets of the Company or its Subsidiaries (or any business unit thereof) (“RONA”), (k) operating income of the Company or its Subsidiaries (or any business unit thereof), with or without net pension credit/expense, (l) net income of the Company or its Subsidiaries (or any business unit thereof) with or without net pension credit/expense, (m) costs of capital of the Company or its Subsidiaries (or any business unit thereof), (n) earnings before interest and income taxes (“EBIT”) or earnings before interest, income taxes, depreciation and amortization (“EBITDA”) of the Company or its Subsidiaries, (o) economic profit of the Company or its Subsidiaries, (p) total shareholder return, (q) economic value added or (r) any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of the Company or its Subsidiaries (or any business unit thereof). The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

2.21 “Performance Period” means a period of one or more consecutive fiscal years, or portions thereof, of the Company specified by the Committee during which the performance of the Company, any Subsidiary or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal is achieved. Nothing in this Plan shall prevent the Committee from establishing a Performance Period that commences prior to the termination of one or more other Performance Periods.

2.22 “Plan” means the Carpenter Technology Corporation Stock-Based Incentive Compensation Plan for Officers and Key Employees herein set forth, as amended from time to time.

2.23 “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under section 162(m) of the

Code and the regulations issued thereunder. The Committee shall designate any Qualified Performance-Based Award as such at the time it is granted.

2.24 “Restricted Stock” means Common Stock granted by the Committee under Section 6.1 of the Plan.

2.25 “Restricted Stock Unit” means a book-entry unit with a value equal to one share of Common Stock.

2.26 “Restriction Period” means the period during which Restricted Stock granted under Section 6.1 of the Plan is subject to forfeiture.

2.27 “Retirement” means the Participant’s termination of employment with the Company with eligibility to receive a monthly retirement benefit payment in the following month under either the General Retirement Plan for Employees of Carpenter Technology Corporation or the Supplemental Retirement Plan for Executives of Carpenter Technology Corporation.

2.28 “Subsidiary” means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.29 “Year of Service” means each 12-month period following the Participant’s commencement of service with the Company or any of its Subsidiaries during which the Participant has worked at least one hour for the Company or any of its Subsidiaries.

Section 3. Eligibility. Any Employee may be selected by the Company to receive an Award.

Section 4. Administration and Implementation of Plan.

4.1 The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

4.2 Subject to the provisions of the Plan, and specifically including Section 3 hereof, the Committee shall have full and final authority in its discretion (a) to select the Employees who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4.3 The Committee may delegate to the Company’s Chief Executive Officer (the “CEO”), its authority under Section 4.2(a)-(d) above, to grant or amend Awards covering a pre-determined aggregate number of shares of Common Stock. Such delegation is limited to the authority to grant and amend Awards to Participants who are not subject to the requirements of Rule 16b-3 of the Exchange Act. Any Awards granted or amended by the CEO shall be subject to the terms of the Plan. The CEO shall report to the Committee, in a form and manner to be determined by the Committee, at least annually on the disposition of shares subject to Awards granted or amended by the CEO.

Section 5. Shares of Common Stock Subject to the Plan.

5.1 Subject to adjustment as provided in Section 9, the total number of shares of Common Stock available for Awards under the Plan as of August 18, 2006 shall be 2,300,000 shares, increased by any shares of Common Stock that were reserved under the Plan but were either (a) not subject to Awards or (b) subject to Awards which were forfeited, canceled or expired unexercised, in either case prior to this amendment and restatement. Common Stock granted under the Plan may be reserved or made available from the Company’s authorized and unissued Common Stock or from Common Stock reacquired and held in the Company’s treasury.

5.2 Subject to adjustment as provided in Section 9, the maximum number of shares that may be granted to any Employee as Awards under the Plan during any calendar year shall not exceed 500,000 shares.

5.3 If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

Section 6. Awards. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date the Award is granted or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. Each Award shall be evidenced by an Award Agreement. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee consistent with Section 6.6 hereof.

6.1 Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

(a) Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct the Company to see that its transfer agent and registrar for the Common Stock (““Transfer Agent”) establishes a special account representing the number of restricted shares of Common Stock issued to the Participant. Following the Restriction Period, the Company will instruct the Transfer Agent to remove the restriction from such shares of Common Stock held for the Participant in the special account and transfer these shares to an unrestricted account in the Participant’s name.

(b) From time to time during the Restriction Period, the Committee may, but is not required to, authorize the payment of an amount equivalent to a dividend declared and paid on the Company’s Common Stock to any Participant awarded Restricted Stock. Such payment may be made in cash currently or deemed reinvested in Restricted Stock as determined by the Committee in its sole discretion. During the Restriction Period the Participant shall have the right to vote the shares of Restricted Stock.

(c) The Award Agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions under which the Restricted Stock may be forfeited to the Company. The Restriction Period for such Awards, unless otherwise determined by the Committee, shall be at least (i) three years for Awards that vest solely on the passage of time and (ii) one year for Awards that are earned in whole or in part upon the attainment of Performance Goals. At the end of the Restriction Period applicable to all or a portion of the Restricted Stock, as applicable, the restrictions imposed hereunder shall lapse with respect to that number of shares of Restricted Stock and these shares will be transferred to an unrestricted account in the Participant’s name.

6.2 Options. Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed (or other determinable) price. The Award of Options shall be subject to the following terms and conditions:

(a) Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Award is granted.

(b) Term of Options: The Award Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years and no Option may be exercisable sooner than one year from the date the Award is granted.

(c) Payment of Option Price: The Committee shall determine the time or times at which an Option may be exercised by the Participant in whole or in part, whether the exercise price for an Option shall be paid in cash, by the surrender at Fair Market Value of Common Stock, by any combination of cash and shares of Common Stock, the means or methods of payment, including “cashless exercise” arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Common Stock will be delivered or deemed to be delivered to the Participant upon the exercise of such Option. Notwithstanding the foregoing, the Committee shall not permit payment through any method that would constitute a prohibited extension of credit to those officers of the Company who are subject to the provisions of the Sarbanes-Oxley Act of 2002.

6.3 Restricted Stock Units. Restricted Stock Units shall confer on the Participant the right to receive the Fair Market Value of the Restricted Stock Units upon the attainment of Performance Goals, after a period or periods of time, or a combination thereof specified by the Committee. The Award of Restricted Stock Units shall be subject to the following terms and conditions:

(a) A Participant may not receive Awards of Restricted Stock Units totaling more than the limit set forth in Section 5.2 hereof.

(b) Dividend Equivalents: The Committee may, but is not required to, authorize the payment of an amount equivalent to a dividend declared and paid on the Company’s Common Stock to any Participant awarded Restricted Stock Units, provided that any such payment, if authorized, shall not be made unless and until such Restricted Stock Units are earned and the relevant time period or periods satisfied and/or the attainment of Performance Goals is certified by the Committee. Such payment may be made in cash currently or deemed reinvested in Restricted Stock Units as determined by the Committee in its sole discretion.

(c) Voting Rights: A Participant shall not have voting rights with respect to Restricted Stock Units prior to payment of Common Stock in satisfaction of such Restricted Stock Units.

(d) Form and Timing of Payment of Restricted Stock Units: Payment of Restricted Stock Units shall be made as soon as practicable following the close of the Performance Period or other applicable period. Payment shall be in the form of Common Stock which has an aggregate Fair Market Value equal to the Fair Market Value of the Restricted Stock Units at the close of the Performance Period or other applicable period at the Committee’s discretion. Any Common Stock issued in payment of the applicable Restricted Stock Units may be subject to such additional restrictions as the Committee deems appropriate. In such case, the Common Stock issued shall be Restricted Stock subject to the provisions of section 6.1 hereof.

6.4 Deferral of Restricted Stock Units. The Committee may, but need not, permit a Participant to defer receipt of payment in satisfaction of earned Restricted Stock Units, provided that any such deferral shall be administered in good faith compliance with section 409A of the Code and the guidance thereunder, including the following rules:

(a) A Participant may only elect to defer payment of vested Restricted Stock Units by making a valid, irrevocable election prior to: (i) in the case of Restricted Stock Units that may become vested solely based upon the attainment of Performance Goals within a Performance Period, six months prior to any date during the Performance Period upon which the outcome of Performance Goals will determine the portion, if any, of the vesting of such Award, (ii) in the case of Restricted Stock Units that may become vested in whole or in part as a result of the passage of time, the earlier of 30 days following the grant of Restricted Stock Units or the last day of the Company’s fiscal year during which the Restricted Stock Units are granted so long as the initial scheduled vesting of such Restricted Stock Units does not precede the last day of the subsequent fiscal year;

(b) Unless otherwise provided by the Committee, during the deferral period, the Participant shall have those rights with respect to Restricted Stock Units set forth at Section 6.3(b);

(c) A Participant may elect to have such Restricted Stock Units paid upon:

(i) such Participant’s Retirement, which shall constitute a “Separation from Service”, within the meaning of section 409A of the Code and the guidance thereunder;

(ii) a Change in Control;

(iii) Disability;

(iv) the earlier to occur of (i), (ii) or (iii) above;

(v) the occurrence of an “Unforeseeable Emergency” within the meaning of section 409A of the Code and the guidance thereunder; or

(vi) a date specified by the Participant, provided that such date shall be no earlier than the first day of the fourth month of the Company’s fiscal year following the year during which such Restricted Stock Units are earned or time-vested;

(d) Notwithstanding the foregoing, a Participant who is a “Specified Employee” within the meaning of section 409A of the Code and the guidance thereunder, may not receive payment with respect to any deferred Restricted Stock Units earlier than 6 months following such Participant’s Separation from Service, except that in the event of any Participant’s earlier death, such Restricted Stock Units shall be paid within 30 days after the Company receives notice of the Participant’s death; and

(e) The Committee is authorized to take such action as it deems necessary and reasonable to avoid the application of the additional tax described in section 409A(a)(1)(B) of the Code to any Award deferred hereunder.

6.5 Effect of Termination on Awards. Unless otherwise specified in the Award Agreement applicable to the relevant Award, the following rules shall apply:

(a) Options: Provided the Participant has remained in service for at least 12 months following the grant of an Option to such Participant, such Participant’s Option will be exercisable following such Participant’s termination of employment as follows:

(i) If the Participant’s termination of employment is by reason of such Participant’s death or Disability, all Options that were granted more than 12 months before such event shall become fully vested and exercisable by the Participant or his or her estate at any time prior to the expiration of the original term of the Option.

(ii) If the Participant’s termination is by reason of Retirement, all unexercisable Options that were granted more than 12 months before such Retirement date shall be immediately vested and exercisable by the Participant or his or her estate prior to the expiration of the original term of the Option provided, however, that the Committee (or the CEO in the case of an Option granted under Section 4.3 hereof) reserves the right to determine that unvested Options are forfeited. Options that were exercisable at the Participant’s

Retirement shall continue to be exercisable by the Participant, or his or her estate, prior to the expiration of the original term.

(iii) If the Participant’s termination of employment is for any reason other than as described in Sections 6.5(a)(i) and 6.5(a)(ii) above, any then exercisable Option shall expire, and no longer be exercisable, by the Participant or his or her estate as of the earlier of three months following such termination or the original term of the Option.

(b) Restricted Stock and Restricted Stock Units:

(i) If the Participant’s termination of employment is by reason of such Participant’s death or Disability, all earned Restricted Stock or Restricted Stock Units shall become immediately vested and payable to the Participant, or his or her estate. The Participant, or his or her estate, shall also be eligible to receive a pro-rated payout of any unearned performance-based Restricted Stock or Restricted Stock Units, payable at the time such payment would otherwise have been made had the Participant’s employment continued, based upon the extent to which Performance Goals were met during the Performance Period.

(ii) If the Participant’s termination is by reason of Retirement, all earned Restricted Stock and Restricted Stock Units shall become immediately vested and payable to the Participant, or his or her estate. The Participant, or his or her estate shall also be eligible to receive a pro-rated payout of any unearned performance-based Restricted Stock or Restricted Stock Units, payable at the time such payment would otherwise have been made had the Participant’s employment continued, based upon the extent to which Performance Goals were met during the Performance Period. Notwithstanding the foregoing, the Committee (or the CEO in the case of an Award granted under Section 4.3 hereof) reserves the right to determine that unvested Restricted Stock and Restricted Stock Units are forfeited.

(iii) In the event of the Participant’s termination of employment for any reason other than death, Disability or Retirement, any Award of Restricted Stock or Restricted Stock Units subject to Performance Goals or other restrictions or conditions not satisfied at the time of such termination shall be forfeited.

(c) Termination for Cause: Notwithstanding anything in the Plan to the contrary, in the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, the Committee (or the CEO in the case of an Award granted under Section 4.3 hereof) may, in its sole discretion, cancel each unexercised or unvested Award granted to such Participant effective upon such termination.

6.6 Rules Applicable to Qualified Performance-Based Awards. To the extent the Committee determines, in its sole discretion, necessary or advisable in order to comply with the deductibility limitations of section 162(m) of the Code applicable to Qualified Performance-Based Awards, the following rules shall apply:

(a) Only Employees who are “Covered Employees” within the meaning of section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which Covered Employees will be Participants for a Performance Period within the earlier of (x) the first 90 days of a Performance Period and (y) the lapse of 25% of the Performance Period.

(b) The Committee shall establish in writing within the earlier of (x) the first 90 days of a Performance Period and (y) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (i) Performance Goals for the Performance Period, and (ii) in respect of such Performance Goals, a minimum acceptable level of achievement below which no payment will be made or no Award shall vest or become exercisable, and an objective formula or other method for determining the amount of any payment to be made or the extent to which an Award hereunder shall vest or become exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

(c) Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 6.6(b). The Committee shall then determine the actual amount payable or the extent to which an Award is vested or exercisable as a result of attainment of such Performance Goals under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate, except as otherwise provided in the Award Agreement, the amount of the Award. In no event shall the Committee have the authority to increase Award amounts to any Covered Employee. Notwithstanding anything to the contrary herein, the Committee may make appropriate adjustments when certifying the attainment of Performance Goals to reflect the occurrence of any Extraordinary Event during the Performance Period to the extent necessary to ensure that the determination of whether applicable Performance Goals were met is consistent with the basis upon which such Performance Goals were established.

(d) An Award granted, vesting or becoming exercisable with respect to a Performance Period shall be paid (unless such Award is subject to the Participant’s exercise, which exercise such Participant has not effectuated) to the Participant within a reasonable time after completion of the certification described in Section 6.6(c).

6.7 Additional Provisions Applicable to Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any Award granted under any other plan of the Company or any Subsidiary or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary.

Section 7. Exchange and Buy Out Provisions. Subject to the restrictions of Section 10 hereof, the Committee may at any time exchange or buy out any previously granted Award other than an Award with an exercise price that is less than Fair Market Value or may provide in any Award Agreement terms and conditions under which the Participant must sell, or offer to sell, to the Company any unexercised Award, whether or not vested, or any Common Stock acquired pursuant to such Award for a payment in cash, Common Stock or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made or as may be set forth in the Award Agreement.

Section 8. Change in Control. Notwithstanding any provision in this Plan to the contrary and unless otherwise provided in the applicable Participant’s Award Agreement, upon the occurrence of a Change in Control, (a) each Option then outstanding shall become immediately exercisable to the full extent of any shares of Common Stock subject thereto, (b) any remaining restrictions on shares of Restricted Stock shall immediately lapse, and (c) the Performance Goals and/or time period or periods applicable to any Restricted Stock or Restricted Stock Units shall be deemed satisfied and payment shall be made pursuant to Sections 6.1(c) and 6.3(d), respectively.

Section 9. Adjustments upon Changes in Capitalization.

9.1 In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (b) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (c) the aggregate number and kind of shares of Common Stock available under the Plan, and (d) the exercise or Award-date price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would adversely affect the status of any Award that is intended to be a Qualified Performance-Based Award.

9.2 In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 15.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Awards to the extent that such adjustment would adversely affect the status of an Award intended to be a Qualified Performance-Based Award.

Section 10. Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if such action would (a) increase the number of shares subject to the Plan, except as permitted at Section 9.1 hereof, (b) constitute a repricing or exchange of any Awards issued hereunder, (c) change the provisions of this Section 10, or (d) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any outstanding Award unless required to comply with any provision of the Code, applicable securities laws, or the rules of any exchange upon which the Company’s Common Stock is listed.

Section 11. No Right to Award, Employment or Service. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation that the terms of Awards be uniform or consistent among Participants. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Subsidiary. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and affiliates shall not be deemed a termination of employment.

Section 12. Taxes. Each Participant must make appropriate arrangement for the payment of any taxes relating to an Award granted hereunder. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of shares of Common Stock from the profit attributable to the Award shall not occur at a rate that exceeds the legally required federal and state withholding rates.

Section 13. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to any party other than the Company, any Subsidiary or affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 14. Foreign Nationals. Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

Section 15. Securities Law Requirements.

15.1 No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

15.2 The Committee may require, as a condition to receive or exercise any Award, that the Participant deliver to the Company representations, warranties and agreements to the effect that any shares of Common Stock to be purchased or acquired pursuant to such Award are for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

Section 16. Termination. Unless earlier terminated, the Plan shall terminate upon the date on which all outstanding Awards have expired, terminated, been paid or otherwise provided for, and no Awards under the Plan shall thereafter be granted.

Section 17. Fractional Shares. The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and settlement of such fractional shares of Common Stock in cash.

Section 18. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any affiliate, any stockholder or any other person.

Section 19. Governing Law. To the extent that Federal laws (such as the Exchange Act or the Code) do not apply, the validity and construction of the Plan and any Award Agreements entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

Section 20. Adoption of the Plan and Effective Date. The Plan shall become effective upon its approval by the stockholders of the Company, and no Award granted under this restatement shall become exercisable, realizable or vested prior to such approval.

EXHIBIT C

EXECUTIVE BONUS COMPENSATION PLAN OF

CARPENTER TECHNOLOGY CORPORATION

EFFECTIVE JULY 1, 1989

As Restated June 29, 2006

Further Amended August 24, 2006

To be Effective June 29, 2006

I.	Statement and Purpose of Plan

The Executive Bonus Compensation Plan of Carpenter Technology Corporation provides additional compensation for selected employees based on the Company’s financial performance. The combination of Base Pay and Executive Bonus Compensation is intended to provide a competitive cash compensation opportunity to Participants.

II.	Definitions

A. Base Pay means a Participant’s gross bi-weekly salary paid during the Performance Period (including holidays, vacation and approved absence) plus the restoration of (1) any salary reduction resulting from any Company plan providing benefits authorized under sections 125, 401(a) or 409A of the Code and (2) deductions from salary for jury duty pay, military pay or workers compensation payments. Eligible Base Pay during an approved absence is limited to one week per occurrence under this Plan. Excluded from Base Pay are any payments from a third-party and cash payments from the Company not otherwise expressly included (e.g., moving allowance, mortgage interest differential allowance, imputed income, severance pay, etc.).

B. Board means the Board of Directors of the Company.

C. Code means the Internal Revenue Code of 1986, as amended.

D. Committee means a committee of the Board of Directors selected to administer the Plan. With respect to Qualified Executive Bonus Compensation, the Committee shall be comprised exclusively of two or more members of the Board who are non-employee “outside directors” within the meaning of section 162(m)(4)(C) of the Code and treasury regulation 1.162-27(e)(3) or designate a sub-committee that is so comprised.

E. Company means Carpenter Technology Corporation, a Delaware corporation, or any successor by merger, purchase or otherwise.

F. Determination Date means the date upon which the Committee determines Performance Goals and Executive Bonus Compensation opportunities. The Determination Date must be no later than (1) 90 days after the first day of the Performance Period and (2) the date upon which 25% of the Performance Period has elapsed.

G. Disability means that the Participant has been totally disabled by bodily injury or disease in the opinion of a qualified physician designated by the Company so as to be prevented thereby from engaging in any employment then available by the Company during the remainder of the Performance Period. Disability does not include incapacity contracted, suffered or incurred while the Participant was engaged in, or resulted from the Participant’s having engaged in, a criminal enterprise.

H. Executive Bonus Compensation means an amount that is payable to a Participant in the Plan based on the achievement of specified Performance Goals.

I. Extraordinary Event means an extraordinary Company event as determined in accordance with generally accepted accounting principles.

J. General Retirement Plan means the General Retirement Plan for Employees of Carpenter Technology Corporation, effective January 1, 1950, as amended from time to time.

K. Participant means any employee, who on or before April 1 of the first year of the Performance Period is also (1) designated by the Board to act as the President, Vice-Chairman, Chief Executive Officer, Chief Operating Officer or any category of Vice-President of the Company, or (2) other key employee of the Company designated by the Committee to participate in the Plan.

L. Performance Goal means an objective measure of the Company’s financial performance used to determine a Participant’s Executive Bonus Compensation that has been established by the Committee not later than the Determination Date. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured against an external index, such as a group of peer companies, industry groups or a financial market index. Permissible Performance Goals may be based upon: (1) the price of Common Stock, (2) the market share of the Company or its subsidiaries (or any business unit thereof), (3) sales or revenue by the Company or its subsidiaries (or any business unit thereof), (4) earnings or diluted earnings per share of Common Stock, with or without net pension credit/expense, (5) return on shareholder equity of the Company, (6) costs of the Company or its subsidiaries (or any business unit thereof), (7) cash flow of the Company or its subsidiaries (or any business unit thereof), (8) return on total assets of the Company or its subsidiaries (or any business unit thereof) (“ROA”), (9) return on invested capital of the Company or its subsidiaries (or any business unit thereof), (10) return on net assets of the Company or its subsidiaries (or any business unit thereof) (“RONA”), (11) operating income of the Company or its subsidiaries (or any business unit thereof), with or without net pension credit/expense, (12) net income of the Company or its subsidiaries (or any business unit thereof) with or without net pension credit/expense, (13) costs of capital of the Company or its subsidiaries (or any business unit thereof), (14) earnings before interest and income taxes (“EBIT”) or earnings before interest, income taxes, depreciation and amortization (“EBITDA”) of the Company or its subsidiaries, (15) economic profit of the Company or its subsidiaries, (16) economic value added, or (17) any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of the Company or its subsidiaries (or any business unit thereof). The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals.

M. Performance Period means a period of one or more consecutive fiscal years, or portions thereof, of the Company as established by the Committee during which the performance of the Company, any subsidiary or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal is achieved. Nothing in this Plan shall prevent the Committee from establishing a Performance Period that commences prior to the termination of one or more other Performance Periods.

N. Plan means the Carpenter Technology Corporation Executive Bonus Compensation Plan herein set forth, as amended from time to time.

O. Qualified Executive Bonus Compensation means Executive Bonus Compensation that is intended to be “qualified performance-based compensation” under section 162(m) of the Code and treasury regulation 1.162-27(e), including any successor provision.

P. Retirement means a Participant’s termination of employment with eligibility to receive a monthly payment in the following month under either the General Retirement Plan or the Supplemental Retirement Plan for Executives of Carpenter Technology Corporation (“SERP”).

III.	Administration

The Committee shall have the authority, subject to the provisions herein, (A) to select employees to participate in the Plan; (B) to establish and administer the Performance Goals and the Executive Bonus Compensation opportunities applicable to each Participant and certify whether the Performance Goals have been attained; (C) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; (D) to establish, amend, and waive rules and regulations for the Plan’s administration; and (E) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and Participants and anyone claiming under or through any of them.

IV.	Establishment of Performance Goals and Executive Bonus Compensation Opportunities

A. No later than the Determination Date for each Performance Period, the Committee shall establish in writing, the method for computing the amount of Qualified Executive Bonus Compensation or percentage of Base Pay that may be payable under the Plan to each Participant in the Plan for such Performance Period if the Performance Goals established by the Committee for such Performance Period are attained in whole or in part. The maximum amount that may be payable to any Participant in any calendar year under the Plan shall not exceed four (4) times the maximum deduction limit imposed by section 162(m) of the Code on compensation that is not performance based. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of Qualified Executive Bonus Compensation or percentage of Base Pay that would otherwise be due upon attainment of the goals and may be different for each Participant. Notwithstanding anything to the contrary contained herein, the Committee may, however, exercise negative discretion within the meaning of treasury regulation 1.162-27(e)(2)(iii)(A) with respect to any Executive Bonus Compensation hereunder to reduce any amount that would otherwise be payable hereunder to the extent necessary to allow the Company to deduct that Executive Bonus Compensation despite the limits imposed by section 162(m) of the Code.

B. No later than the Determination Date for each Performance Period, the Committee shall establish in writing, the Performance Goals for such Performance Period.

V.	Attainment of Performance Goals Required; Employment Status

Executive Bonus Compensation shall be paid under this Plan for any Performance Period only upon the attainment of the Performance Goals established by the Committee with respect to such Performance Period. Executive Bonus Compensation shall also be contingent upon the Participant remaining employed by the Company or a subsidiary of the Company during such Performance Period, except as follows:

A. A Participant may receive Executive Bonus Compensation which shall be paid at the same time as the Executive Bonus Compensation the Participant would have received for such Performance Period had no termination of employment occurred, and which shall be equal to the amount of such Executive Bonus Compensation multiplied by a fraction the numerator of which is the number of full and partial pay periods elapsed in such Performance Period prior to termination of employment and the denominator of which is the number of total pay periods in the Performance Period in the event termination of employment is by reason of the Participant’s death, Disability or, unless otherwise determined by the Committee, Retirement.

B. A Participant whose employment terminates prior to the end of a Performance Period for any reason not excepted above shall not be entitled to any Executive Bonus Compensation under the Plan for that Performance Period.

VI.	Shareholder Approval and Committee Certification; Payment of Executive Bonus Compensation

A. Unless the Committee provides otherwise, (1) earned Executive Bonus Compensation shall be paid no later than 2 1/2 months after the end of the Performance Period with respect to which such Executive Bonus Compensation is earned, and (2) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies).

B. Payment of any Qualified Executive Bonus Compensation under this Plan shall be contingent upon an affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) approving the Plan, including the basis upon which Performance Goals may be established under Section II(L) hereof, sufficient to satisfy the applicable requirements of Code section 162(m) and the regulations promulgated thereunder. Unless and until such shareholder approval is obtained, no Qualified Executive Bonus Compensation shall be paid pursuant to this Plan.

C. Payment of any Qualified Executive Bonus Compensation under this Plan shall be contingent upon the Committee’s certifying in writing that the Performance Goals and any other material terms applicable to such Qualified Executive Bonus Compensation were in fact satisfied, in accordance with applicable treasury regulations under Code section 162(m). Unless and until the Committee so certifies, such Qualified Executive Bonus Compensation shall not be paid. Notwithstanding anything to the contrary herein, the Committee may make appropriate adjustments when certifying the attainment of Performance Goals to reflect the occurrence of any Extraordinary Event during the Performance Period to the extent necessary to ensure that the determination of whether applicable Performance Goals were met is consistent with the basis upon which such Performance Goals were established.

D. Every fifth year following shareholder approval of this Plan, or more frequently if necessary for purposes of Code section 162(m), this Plan shall be resubmitted to shareholders for their reapproval for the relevant Performance Period(s).

VII.	Amendment, Termination and Term of Plan

The Board may amend, modify or terminate this Plan at any time. The Plan will remain in effect until terminated by the Board.

VIII. Interpretation and Construction

A. No provision of the Plan, nor the selection of any Participant, shall constitute an employment agreement or affect the duration of any Participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the Participant provides otherwise. Both the Participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

B. Any provision of the Plan that could be construed to prevent Qualified Executive Bonus Compensation under the Plan from qualifying for deductibility under section 162(m) of the Code or treasury regulation 1.162-27(e) shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

IX.	Governing Law

The terms of this Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to the conflicts of laws principles thereof.

ADMISSION TICKET

ANNUAL MEETING

OF

STOCKHOLDERS OF CARPENTER TECHNOLOGY CORPORATION

MONDAY, OCTOBER 16, 2006 - 11:00 A.M.

THE MILLENNIUM HOTEL NEW YORK BROADWAY

MILLENNIUM CONFERENCE CENTER

145 WEST 44TH STREET

NEW YORK, NEW YORK

AGENDA

•	Election of three directors.

•	Approve the Stock-Based Compensation Plan for Non-Employee Directors, as amended.

•	Approve the Stock-Based Incentive Compensation Plan for Officers and Key Employees, as amended.

•	Approve the Executive Bonus Compensation Plan, as amended.

•	Approve the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Carpenter for the fiscal year ending June 30, 2007.

•	Transact such other business as may properly come before the meeting.

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It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the reverse side.

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If you plan to attend the 2006 Annual Meeting of Stockholders, please mark the appropriate box on the proxy card on the reverse side. Present this admission ticket to the Carpenter Technology Corporation representative.

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PROXY

CARPENTER TECHNOLOGY CORPORATION

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting on October 16, 2006

The undersigned stockholder of Carpenter Technology Corporation appoints ROBERT J. TORCOLINI and DAVID A. CHRISTIANSEN, or either of them, proxies with full power of substitution, to vote all shares of stock which the stockholder would be entitled to vote if present at the Annual Meeting of Stockholders of CARPENTER TECHNOLOGY CORPORATION and at any adjournments thereof. The meeting will be held at the Millennium Hotel New York Broadway, Millennium Conference Center, 145 West 44th Street, New York, New York, on Monday, October 16, 2006, at 11:00 a.m. local time. Said proxies are hereby granted all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

Comments: (change address)

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

YOU ARE ENCOURAGED TO TAKE ADVANTAGE OF TWO COST EFFECTIVE WAYS TO VOTE YOUR SHARES—BY TELEPHONE OR INTERNET.

PLEASE DATE AND SIGN ON REVERSE SIDE

CARPENTER TECHNOLOGY CORPORATION P.O. Box 14662 101 WEST BERN STREET READING, PA 19612-4662

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off/meeting date described in the Proxy Statement. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to complete an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Carpenter Technology Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Carpenter Technology Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CRPNT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARPENTER TECHNOLOGY CORPORATION
The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3, 4, and 5.

Election of Directors	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below.

1. Nominees – Terms to Expire 2009:
01) Carl G. Anderson, Jr.
02) Robert J. Torcolini	☐	☐	☐	______________________________
03) Jeffrey Wadsworth
					For	Against	Abstain

Vote On Proposal

2. Approval of the Stock-Based Compensation Plan for Non-Employee Directors, as amended.					☐	☐	☐

3. Approval of the Stock-Based Incentive Compensation Plan for Officers and Key Employees, as amended.					☐	☐	☐

4. Approval of the Executive Bonus Compensation Plan, as amended.					☐	☐	☐

5. Approval of PricewaterhouseCoopers LLP as the independent registered public accounting firm.					☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of the nominees for directors and FOR Proposals 2, 3, 4, and 5.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

For address change and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Signature (PLEASE SIGN WITHIN BOX)	Date			Signature (Joint Owners)	Date